                                                                    EXHIBIT 10.1

                        MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                  by and among

                               BDR Broadband, LLC,

                        Blonder Tongue Laboratories, Inc.

                                       and

                             DirecPath Holdings, LLC

                          Dated as of December 15, 2006

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of December 15, 2006 (this
"Agreement"),  by and among BDR  Broadband,  LLC, a Delaware  limited  liability
company  (the  "Company"),   Blonder  Tongue  Laboratories,   Inc.,  a  Delaware
corporation (the "Seller" and sometimes referred to herein as "Blonder Tongue"),
and  DirecPath  Holdings,   LLC,  a  Delaware  limited  liability  company  (the
"Purchaser").

                                    Recitals

     WHEREAS,  the Seller owns of record 100% of the membership interests of the
Company (the  "Interests"),  which  constitute all of the issued and outstanding membership interests of the Company, all of which are uncertificated interests;

     WHEREAS,  the Seller  desires to sell to the  Purchaser,  and the Purchaser desires to purchase from the Seller,  the  Interests for the purchase  price and upon the terms and conditions hereinafter set forth; and

     WHEREAS,  certain  terms used in this  Agreement are defined in Section 1.1 hereof.

     NOW,  THEREFORE,  in  consideration  of the  premises,  and  of the  mutual representations and agreements contained in this Agreement,  the parties hereto, intending to be legally bound, agree as follows:

                            ARTICLE I - DEFINITIONS

     1.1 Definitions of Certain Terms.  In this  Agreement,  the following terms are used with the meanings assigned below:

          "AAA" has the meaning assigned in Section 2.4(d).

          "Actual  Customers"  means the actual number of Basic  Customers as of the Effective Time.

          "Affiliate"  means,  with respect to any Person,  (i) any other Person directly or indirectly  controlling,  controlled by or under common control with such  other  Person  and (ii) in the case of a Person who is a natural
     Person,  also  such  Person's  spouse or child.  For the  purposes  of this definition,  "control" when used with respect to any Person means the power to  direct  the  management  and  policies  of  such  Person,  directly  or indirectly, whether through the ownership of voting securities, by contract or otherwise;  and the terms  "controlling"  and "controlled" have meanings correlative to the foregoing.

          "Agreement" has the meaning assigned in the Preamble.

          "Applicable  Order" means, with respect to any Person,  all judgments, injunctions,  writs, decrees, rulings, assessments,  orders and arbitration awards of any Governmental  Authority, in each case legally binding on such
     Person or on any of such Person's properties or assets.

          "AV Subscriber"  has the meaning  assigned in the definition of "Basic
     Customer" in this Section 1.1.

          "Base  Purchase  Price" has the meaning  assigned in the definition of
     Estimated Purchase Price in this Section 1.1.

          "Basic  Customer(s)"  means, as of any date of determination,  without duplication the sum of: (i) any DirecTV digital subscriber on the Company's signal distribution network that DirecTV considers an "active" customer and for which the Company  receives a monthly  residual  payment  from  DirecTV
     ("DTV Subscriber"),  (ii) any analog video subscriber billed by the Company at least $29.00 per month for such service ("AV Subscriber"), and (iii) any community  access  video  subscriber  also  subscribing  to  the  Company's high-speed  data  services  billed by the Company at least $40.00 per month for such services ("HSD Subscriber"); provided, however, that to be counted as a Basic Customer,  a customer (a) shall subscribe for services in Texas,
     (b) shall be in good  standing  with the Company and shall not be more than sixty (60) days past due on any  invoice  (or more than  seventy-five  (75)
     days past due after any invoice  date),  (c) shall not have  received,  nor provided the Company with, a notice of  disconnection  (without  subsequent payment  of all  past due  amounts  and  reconnection  prior to the date of determination)  and (d) shall not have been added as a customer pursuant to a  promotional  offer  with  respect  to  which  the  promotional  rate  or
     promotional   discount  extends  beyond  the  Closing  Date,   except  that
     notwithstanding  the foregoing,  any AV Subscriber  that also subscribes to the  Company's  high-speed  data  services  may be  offered  a  promotional discount of up to $10.00 per month (which may continue indefinitely) as set forth in the Company's  standard  marketing  materials and such  subscriber shall be a Basic Customer for purposes of this Agreement.

          "Blonder Tongue" has the meaning assigned in the Preamble.

          "Books and  Records"  means all books,  records,  original  documents, files  and  papers  maintained  by the  Company,  whether  in hard  copy or electronic format, in such form as they may exist.

          "BT Note" has the meaning assigned in Section 3.24.

          "BT Payoff Letter" has the meaning assigned in Section 7.2(m).

          "Business"  means the business of providing  pay  television  and high speed internet services to tenants of multi-family  residential  properties and related ancillary services.

          "Business Day" means any day other than a Saturday,  a Sunday or a day on  which  banks  located  in the  City  of  Dallas,  Texas  generally  are authorized or required by law or executive order to close.

          "Cash" means the aggregate  amount of cash and cash equivalents in the
     Company's bank or brokerage accounts, minus outstanding (uncleared) checks, drafts and wire  transfers  from the  Company's  accounts and excluding (i)
     restricted  balances (which,  for the avoidance of doubt, shall not include any amount on hold or otherwise  restricted by the bank in connection  with checks or other  deposits  that are in the  process of being  cleared  from another  financial  institution,  subject  to  any  subsequent  adjustments pursuant  to Section 2.4 for such  checks and other  deposits  that fail to clear as cash to the  account),  (ii)  amounts  held in  escrow  to  secure performance  by  customers  and the  like and  (iii)  the  proceeds  of any casualty loss with respect to any asset  reflected in the Company's  latest balance  sheet (to the extent that any such asset has not been  repaired or replaced or the liability for the repair or  replacement  of such asset has not been paid or accrued as a current liability).

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                                        2

          "Claimant" has the meaning assigned in Section 8.3(a).

          "Closing" has the meaning assigned in Section 2.5(a).

          "Closing Date" has the meaning assigned in Section 2.5(a).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning assigned in the Preamble.

          "Company  Contract"  means any Contract of, or binding on, the Company or to which the Company (or its properties or assets) is subject.

          "Company Documents" has the meaning assigned in Section 3.4.

          "Company Employee" means any individual employed by the Company.

          "Company  Guarantees" means all guaranties,  letters of credit, bonds,  sureties and other credit support or assurances provided by Blonder
     Tongue in support of any  obligations of the Company,  including  those set forth on Schedule 6.1.

          "Constituent  Documents"  means the  certificate or articles of incorporation  and bylaws of a  corporation  or banking  organization,  the certificate of limited  partnership and partnership  agreement of a limited partnership,  the  certificate of formation and limited  liability  company agreement of a limited  liability  company,  the trust agreement of a trust and the comparable documents of other entities.

          "Contract"  means,   with  respect  to  any  Person,   any  agreement,
     undertaking,   contract,  indenture,  mortgage,  deed  of  trust  or  other instrument,  document  or  agreement  by which that  Person,  or any of its properties or assets, is bound, whether written or oral.

          "Copyrights"   has  the  meaning   assigned  in  the   definition   of
     "Intellectual Property" in this Section 1.1.

          "Corporate  Name"  means the legal name "BDR  Broadband,  LLC" and the name "BDR Broadband."

          "CPR" has the meaning assigned in Section 2.4(d).

                     Membership Interest Purchase Agreement
                                        3

          "Customer  Adjustment  Amount" means,  (i) if the Actual Customers are less than 2,960 Basic  Customers,  the amount that equals the result of the product of (A) $1,000,  multiplied  by (B) the result  (which shall equal a negative number) of (x) the Actual Customers minus (y) 2,960 or (ii) if the
     Actual Customers are more than 3,060 (of which, exclusively for purposes of calculating  the  Customer  Adjustment  Amount,  (1) at least  1,650  Basic
     Customers must be AV Subscribers,  (2) at least 858 Basic Customers must be either HSD Subscribers or AV Subscribers  that also subscribe to high-speed data services of the Company and (3) all Basic  Customers  exceeding  3,060 that are AV  Subscribers,  and up to fifty (50) Basic  Customers  exceeding
     3,060 that are DTV Subscribers shall be included in the Customer Adjustment
     Amount,  provided,  however, that no more than a total of one hundred (100)
     Basic  Customers  shall  be  included  in the  Customer  Adjustment  Amount pursuant to this subsection  (3)), the amount that equals the result of the product  of (A)  $1,000,  multiplied  by (B) the  result of (x) the  Actual
     Customers minus (y) 3,060. Notwithstanding the foregoing, in no event shall the upward or positive  amount of the  Customer  Adjustment  Amount  exceed
     $100,000;  no such  limitation  applies to a downward or negative amount of the Customer Adjustment Amount. For the purposes of the Customer Adjustment
     Amount,  the number of Actual Customers at Fairways at South Shore,  League
     City,  Texas shall be disregarded  and shall have no effect on the Customer
     Adjustment Amount.

          "Cut-Off Date" has the meaning assigned in Section 8.4(a).

          "Disputed Item(s)" has the meaning assigned in Section 2.4(d).

          "Disputed Items Notice" has the meaning assigned in Section 2.4(b).

          "Domain      Name"     means     the      website      domain     name
           http://www.bdrbroadband.com/.

          "Domain Name License" has the meaning assigned in Section 6.9(c).

          "DTV  Subscriber" has the meaning assigned in the definition of "Basic
     Customer" in this Section 1.1.

          "Effective  Time" means 12:01 a.m.  Dallas,  Texas time on the Closing
     Date.

          "Election Notice" has the meaning assigned in Section 2.4(d).

          "Environmental  Law"  means any  Requirement  of Law  relating  to the protection of the  environment,  natural resource or human health or safety as it relates to environmental protection.

          "ERISA" has the meaning assigned in Section 3.16.

          "Escrow Agent" has the meaning assigned in Section 2.3(b).

          "Escrow Agreement" has the meaning assigned in Section 2.3(b).

          "Escrow Fund" has the meaning assigned in Section 2.3(b).

                     Membership Interest Purchase Agreement
                                        4

          "Estimated Cash" has the meaning assigned in Section 2.2.

          "Estimated  Customer  Adjustment  Amount" has the meaning  assigned in
     Section 2.2.

          "Estimated Indebtedness" has the meaning assigned in Section 2.2.

          "Estimated Purchase Price" means the amount that equals (i) $3,130,000
     (the "Base Purchase  Price"),  (ii) plus, the amount,  if any, by which the
     Initial Working Capital  exceeds the Target Working  Capital,  (iii) minus, the amount, if any, by which the Target Working Capital exceeds the Initial
     Working  Capital,   (iv)  plus,   Estimated  Cash,  (v)  minus,   Estimated
     Indebtedness, and (vi) plus, the Estimated Customer Adjustment Amount.

          "Estimated  Purchase Price  Certificate"  has the meaning  assigned in
     Section 2.2.

          "Final Cash" has the meaning assigned in Section 2.4(h).

          "Final Customer Adjustment Amount" has the meaning assigned in Section
     2.4(h).

          "Final Indebtedness" has the meaning assigned in Section 2.4(h).

          "Final  Purchase  Price"  means the  amount  that  equals (i) the Base
     Purchase Price,  (ii) plus, the amount,  if any, by which the Final Working
     Capital exceeds the Target Working  Capital,  (iii) minus,  the amount,  if any, by which the Target Working Capital exceeds the Final Working Capital,
     (iv) plus, Final Cash, (v) minus,  Final  Indebtedness,  and (vi) plus, the
     Final Customer Adjustment Amount.

          "Final Purchase Price Certificate" has the meaning assigned in Section
     2.4(a).

          "Final Working Capital" has the meaning assigned in Section 2.4(h).

          "Financial  Statements" means the internally prepared balance sheet of the  Company as of  December  31,  2005 and as of August  31,  2006 and the
     related  statements  of income of the Company for the  twelve-month  period ended December 31, 2005 and the eight-month period ended August 31, 2006.

          "Fundamental  Representation"  has the  meaning  assigned  in  Section
     8.4(a). "GAAP" means generally accepted accounting principles in the United
     States.

          "Governmental Authority" means any domestic, whether federal, state or local, or foreign  governmental,  regulatory or self-regulatory  authority,
     agency,   court,   commission   or  other   governmental,   regulatory   or
     self-regulatory entity.

          "HSD  Subscriber" has the meaning assigned in the definition of "Basic
     Customer" in this Section 1.1.

                     Membership Interest Purchase Agreement
                                        5

          "Hybrid" has the meaning assigned in Section 6.8.

          "Indebtedness"   means,  without   duplication,   (i)  all  principal,
     interest,   fees,  expenses  and  other  amounts  (including  any  and  all prepayment  premiums  and breakage  fees) in respect of (A) borrowed  money incurred  by the  Company,  whether  from  third  parties  or the Seller or
     Hybrid,   and  outstanding   immediately  prior  to  the  Closing  and  (B)
     indebtedness  evidenced  by  notes,  debentures,  bonds  or  other  similar instruments  for the payment of which the Company is responsible or liable;
     (ii) all  obligations  of the  Company  issued or assumed  as the  deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts  payable and other accrued  current  liabilities);
     (iii)  all   obligations  of  the  Company  under  leases  required  to  be capitalized in accordance  with GAAP;  (iv) all  obligations of the Company for  reimbursement  of any obligation or on any letter of credit,  banker's acceptance or similar credit  transaction;  (v) all obligations of the type referred  to in  clauses  (i)  through  (iv) of any other  Persons  for the payment  of which  the  Company  is  responsible  or  liable,  directly  or indirectly,  as  obligor,  guarantor,  surety  or  otherwise;  and (vi) all obligations  of the type  referred to in clauses (i) through (iii) of other
     Persons  secured  by any  Lien on any  property  or  asset  of the  Company
     (whether  or not such  obligation  is  assumed by such  Person),  provided, however,  notwithstanding  anything herein to the contrary,  "Indebtedness"
     shall not include the obligations of the Company under the Vehicle Lease.

          "Indemnifiable Claim" has the meaning assigned in Section 8.3(a).

          "Indemnifying Party" has the meaning assigned in Section 8.3(a).

          "Independent Accountant" has the meaning assigned in Section 2.4(c).

          "Initial Working Capital" has the meaning assigned in Section 2.2.

          "Intellectual  Property" means all intellectual  property rights owned or used by the  Company,  and related  priority  rights  arising from or in respect of the following,  whether protected,  created or arising under the laws  of  the  United  States  or  any  other  jurisdiction  or  under  any international  convention:  (i) patents and patent applications,  including
     continuations,     divisionals,     continuations-in-part,      extensions,
     reexaminations,  renewals,  substitutions and reissues, and patents issuing
     thereon   (collectively,   "Patents"),   (ii)  trademarks,   service  marks
     (including the Registered Marks),  corporate names (including the Corporate
     Name),  trade names,  service names,  brand names,  trade dress,  logos and
     Internet  domain  names  (including  the Domain  Name),  together  with the goodwill  associated  with any of the  foregoing  (collectively,  "Marks"),
     (iii)  copyrights,  works of  authorship  and moral  rights  (collectively,
     "Copyrights"),  (iv)  confidential and proprietary  information,  including trade secrets,  discoveries,  concepts,  ideas,  research and  development, know-how,  formulae,  inventions  (whether or not patentable and whether or not  reduced  to  practice),  compositions,  manufacturing  and  production
     processes   and   techniques,   data,   procedures,    designs,   drawings,
     specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of the Company, in each case  excluding any rights in respect of any of the foregoing  that comprise or are protected by Patents (collectively,  "Trade Secrets"),  (v)
     Software  and  Technology  of  the  Company  and  (vi)   registrations  and
     applications  for  registration  of any and all of the foregoing in clauses
     (i) through (v) above.

                     Membership Interest Purchase Agreement
                                        6

          "Intellectual Property Licenses" means (i) any grant by the Company or
     Blonder  Tongue or any of its  Affiliates to a third Person of any right to use any of the  Intellectual  Property,  whether  by  license,  sublicense, agreement,  consent,  permission  or  otherwise,  and (ii) any grant to the
     Company of a right to use a third Person's  intellectual  property  rights,
     whether  by  license,   sublicense,   agreement,   consent,  permission  or
     otherwise.

          "Interests" has the meaning assigned in the Recitals.

          "Interim Balance Sheet" has the meaning assigned in Section 3.7.

          "Interim Balance Sheet Date" has the meaning assigned in Section 3.7.

          "Inventory"  means all equipment,  instruments,  spare parts and other supplies that are owned and held for use by the Company in connection  with the operation of the Business.

          "Inventory  Credit"  means an amount  equal to the  product of (i) the book value of the Inventory as set forth on Schedule  1.1(b),  which amount has been agreed to by the parties as set forth on  Schedule  1.1(b),  minus
     One Hundred  Thousand  Dollars  ($100,000),  multiplied by (ii)  fifty-five percent (55%).

          "IRS" means the United States Internal Revenue Service.

          "Knowledge"  means,  (i)  with  respect  to the  Company,  the  actual knowledge of the persons listed on Schedule  1.1(a),  and (ii) with respect to the Seller,  the actual knowledge of any of the chief executive  officer or chief financial  officer of the Seller or of such other  individual who, in the course of his  employment  with  Seller,  would be  responsible  for knowing the applicable  information,  and in all cases, without independent investigation.

          "Legal  Proceeding"  means any  judicial,  administrative  or arbitral actions, suits, investigation, proceedings, claims, mediations, hearings or audits by or before, or otherwise involving, a Governmental Authority.

          "Lien" means any lien, encumbrance,  pledge,  mortgage, deed of trust, security interest,  charge, lease,  easement,  equitable servitude or other preferential arrangement having substantially the same economic effect.

          "Losses" means any and all losses,  liabilities,  claims, obligations,
     deficiencies,   demands,  judgments,   damages  (including  incidental  and
     consequential damages),  interest, fines, penalties, suits, actions, causes of action,  assessments,  awards,  costs and expenses  (including  costs of investigation and defense and attorneys' and other professionals' fees), or any diminution in value, whether or not involving third-Person claims.

          "Marks" has the meaning  assigned in the  definition of  "Intellectual
     Property" in this Section 1.1.

          "Material  Adverse  Effect" means (i) with respect to the Company,  an adverse  change  in, or an  adverse  effect  upon,  the  Business,  assets, properties,  prospects,  results of operations  or condition  (financial or

                     Membership Interest Purchase Agreement
                                        7

     otherwise)  resulting  in or  reasonably  likely to result in Losses to the
     Company  equal to or  exceeding  $50,000  in the  aggregate  and (ii)  with respect to the Seller,  a material  impairment of the ability of the Seller to perform its obligations under this Agreement.

          "Material Contracts" has the meaning assigned in Section 3.13.

          "Net Adjustment Amount" has the meaning assigned in Section 2.4(h).

          "Ordinary  Course of Business"  means the ordinary and usual course of day-to-day  operations  of the  Business  of the  Company  through the date hereof consistent with past practice.

          "Patents" has the meaning  assigned in the definition of "Intellectual
     Property" in Section 1.1.

          "Permit"  means any  approvals,  authorizations,  consents,  licenses, permits or certificates of a Governmental Authority.

          "Permitted  Liens"  means  (a)  any  Lien  for  Taxes  not  yet due or delinquent  or being  contested in good faith by  appropriate  proceedings, provided an  appropriate  reserve  has been  established  therefore  in the
     Financial  Statements in accordance  with GAAP, (b) any Lien of a landlord, carrier, warehouseman,  mechanic, materialman, or any other statutory Lien, in each  case  arising  in the  Ordinary  Course of  Business  that are not resulting  from a  breach,  default  or  violation  by the  Company  of any
     Contract  or  Requirement  of Law or (c) any Lien that  otherwise  does not materially or adversely  detract from the value of the property as now used or materially interfere with any present use of the property.

          "Person"  means  any  individual,   corporation,  trust,  partnership,
     association,  limited liability company, firm, unincorporated  organization or similar organization or entity, or any Governmental Authority or body.

          "Personal Property Leases" has the meaning assigned in Section 3.11.

          "Phoenix  Cable System" means the cable system located at 1401 N. 43rd
     Avenue, Phoenix, Arizona, 85009.

          "Pier  Village  Cable  System"  means the cable  system  located  at 1
     Chelsea Avenue, Long Branch, New Jersey, 08846.

          "Priority  Communications"  has the meaning assigned in the definition of "Specified Party Accounts Receivable."

          "Purchaser" has the meaning assigned in the Preamble.

          "Purchaser Documents" has the meaning assigned in Section 5.2.

          "Purchaser  Surviving  Matter"  has the  meaning  assigned  in Section
     8.4(a).

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                                        8

          "Real Property Lease" has the meaning assigned in Section 3.10(a).

          "Real Property  Rights of Access" has the meaning  assigned in Section
     3.10(b).

          "Registered Marks" means the following  registered  trademarks/service marks used by the Company in  connection  with the  Business,  ownership of which  will be  transferred  by the  Company  to  Blonder  Tongue  prior to
     Closing:  "BDR Broadband" (typed drawing),  U.S. Registration No. 2,913,636 and "BDR  Broadband a Blonder  Tongue  Company"  (design plus words),  U.S.
     Registration No. 2,913,635.

          "Registered Mark License" has the meaning assigned in Section 6.9(b).

          "Related Persons" has the meaning assigned in Section 3.22.

          "Requirement  of Law"  means,  with  respect to any  Person,  any law, treaty,  rule or  regulation  or  determination  of an  arbitrator  or of a
     Governmental  Authority, in each case legally binding on that Person or any of its properties or assets.

          "Restricted Business" has the meaning assigned in Section 6.8.

          "Restriction"  means any options,  rights of first refusal or transfer restrictions.

          "Scott  Mountain  Cable System" means the cable system located at 7828
     Southeast Aspen Summit Drive, Portland, Oregon.

          "Securities Act" has the meaning assigned in Section 5.7.

          "Seller Documents" has the meaning assigned in Section 4.1.

          "Seller" has the meaning assigned in the Preamble.

          "Seller Surviving Matter" has the meaning assigned in Section 8.4(a).

          "Service Technicians" has the meaning assigned in Section 3.17.

          "Software" means any and all (i) computer programs,  including any and all  software  implementations  of  algorithms,  models and  methodologies, whether in source code or object code,  (ii)  databases  and  compilations, including  any and all  data  and  collections  of  data,  whether  machine readable  or  otherwise,  (iii)  descriptions,  flow-charts  and other work product used to design,  plan,  organize and develop any of the  foregoing, screens,  user interfaces,  report formats,  firmware,  development  tools, templates, menus, buttons and icons, and (iv) all documentation,  including user  manuals  and  other  training  documentation,  related  to any of the foregoing.

          "Sonoma  Villero Cable System" means the cable system located at 16309
     Juanita Woodinville Way, N.E., Bothell, Washington.

          "Specified Party Accounts  Receivable" means those accounts receivable due to the Company as of November 30, 2006 from (i) Telepro Communications,

                     Membership Interest Purchase Agreement
                                        9

     Inc. ("Telepro") in the amount of approximately  $14,900 as a reimbursement for amounts  paid on  Telepro's  behalf to a third party  service  provider which  performed cable system  installation  services in the Houston region and (ii) Priority  Communications System, LLC ("Priority  Communications"),
     in the amount of approximately $9,000 arising from errors in billing to the
     Company resulting in overpayment by the Company for services provided.

          "Straddle Period" has the meaning assigned in Section 6.4(c).

          "Subsidiary"  means,  for any  Person,  any other  Person of which the initial  Person  directly  or  indirectly  owns more than 50% of the voting
     equity  interest  or  of  which  such  Person  is  entitled,   directly  or
     indirectly,  to  appoint a  majority  of the board of  directors,  board of managers or comparable body of such Person.

          "Target Working Capital" means $0.00.

          "Tax Claim" has the meaning assigned in Section 6.4(f).

          "Tax Package" has the meaning assigned in Section 6.4(g).

          "Tax  Returns"  means all returns and  reports  (including  elections,
     refund   claims,   declarations,   disclosures,   schedules,   attachments,
     supplements,  appendices,  estimates and  information  returns,  whether in tangible,  electronic or other form) supplied or required to be supplied to any Taxing Authority relating to Taxes, including any related or supporting information with respect to any of the foregoing.

          "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees,  imposts,  levies or other assessments,  including all income,  gross receipts,  capital,  sales,  communications,  use, ad valorem, value added,
     transfer,   franchise,   profits,   inventory,   capital  stock,   license,
     withholding,  payroll, employment, social security,  unemployment,  excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees,  assessments and charges of any kind whatsoever,  imposed or assessed by any Taxing Authority (ii) all interest,  penalties,  fines, additions to tax or  additional  amounts  imposed by any Taxing  Authority in connection with any item described in clause (i) and (iii) any liability in respect of any items  described  in clauses (i) or (ii) payable by reason of Contract, assumption,  transferee  liability,  operation  of law,  legal  requirement
     (including   by  reason  of  having  filed  or  been  required  to  file  a consolidated, combined or unitary Tax Return) or otherwise.

          "Taxing Authority" means the IRS and any other Governmental  Authority responsible for the administration of any Tax.

          "Technology" means, collectively,  all designs, formulae,  algorithms, procedures, methods, techniques, ideas, know-how, research and development, data, programs, subroutines, tools, materials,  specifications,  processes, inventions  (whether  or not  patentable  and  whether  or not  reduced  to practice),  apparatus,  creations,  improvements,  works of authorship  and other similar materials,  and all recordings,  graphs,  drawings,  reports, analyses,  and  other  writings,  and  other  tangible  embodiments  of the foregoing,  in any form whether or not specifically  listed herein, and all related  technology,  that are  used  in,  incorporated  in,  embodied  in,

                     Membership Interest Purchase Agreement
                                        10

     displayed by or relate to, the  research,  development,  manufacture,  use, sale, distribution or other exploitation of the products or services of the
     Company or are otherwise owned or used by the Company.

          "Telepro"  has the meaning  assigned in the  definition  of "Specified
     Party Accounts Receivable."

          "Termination Date" has the meaning assigned in Section 2.4(d).

          "Trademark Assignment" has the meaning assigned in Section 3.12(a).

          "Trade  Secrets"  has  the  meaning  assigned  in  the  definition  of
     "Intellectual Property" in this Section 1.1.

          "Transaction   Expenses"  means  (i)  the  aggregate   amount  of  all
     out-of-pocket  fees and  expenses  incurred on or before the  Closing  Date
     (whether  or not  paid  prior  to the  Closing  Date)  by  the  Company  in connection with the transactions contemplated by this Agreement,  including all fees and expenses of Stradley Ronon Stevens & Young,  LLP and all other out-of-pocket  expenses incurred by the Company in connection with the sale or attempted sale of the Company plus,  (ii) all fees and expenses  payable by the  Company  to any  broker,  finder  or agent in  connection  with the transactions contemplated by this Agreement.

          "Treasury  Regulations"  means the United States Treasury  Regulations promulgated under the Code, as amended.

          "Vehicle Lease" means that certain Vehicle Lease Agreement between the
     Company and LAI Trust dated as of February 10, 2006, together with the five
     (5) Lease Supplements attached thereto, copies of which have been delivered by the Company to Purchaser.

          "Working Capital" means as of any date the difference  between (i) the book value of the Company's  current  assets and (ii) the book value of the
     Company's  current  liabilities,  each of the  above  being  determined  in accordance with GAAP except for, and subject to, the following  adjustments and/or deviations from GAAP:

          (a) current  assets  will not  include  Cash (Cash is the subject of a separate adjustment under this Agreement);

          (b) current assets will include the value of Inventory as set forth on
     Schedule  1.1(b)  attached  hereto,  minus  $100,000,  minus the  Inventory
     Credit;

          (c) current assets will not include any current or deferred income tax benefits/assets, to the extent such items are included in current assets;

          (d) current  assets  will not  include  amounts due from Seller or its
     Affiliates;

          (e)  the  account  denominated  on the  Company's  books  as  "Prepaid
     Expenses"  (account  #  1630)  is not  comprised  of  prepaid  expenses  as

                     Membership Interest Purchase Agreement
                                        11

     contemplated by GAAP and will not be included in current assets,  provided, however  that any  prepaid  expenses  (as  contemplated  by  GAAP)  will be included in current assets;

          (f) Inventory is not  comprised  solely of inventory (as defined under
     GAAP) and may include  certain assets which  otherwise would be categorized as capital assets or equipment  (Inventory is represented as accounts #1410 and #1420);

          (g) current  liabilities  will not include any  liability for Taxes to the extent that such Taxes are  required  to be paid by Seller  pursuant to this Agreement,  including without limitation the Taxes contemplated by the
     Escrow Agreement;

          (h) current liabilities will not include deferred revenues relating to installation  fees  charged  by the  Company  for new  customers  since the
     Company  records  the entire  amount as revenue  and as such no  adjustment would be made for the  portion  thereof  that would  otherwise  be deferred under GAAP;

          (i) current liabilities will not include deferred revenues relating to commissions  received by the Company from DirecTV  relating to new accounts since the  Company  records  the entire  amount as  revenue  and as such no adjustment  would be made for the portion  thereof that would  otherwise be deferred under GAAP;

          (j) current  liabilities  will not  include  any amounts  owing by the
     Company  to  either  Hybrid  or  Seller,  all of which  shall be  deemed to constitute  Indebtedness  and all of  which  is  required  to be  paid  and satisfied prior to Closing;

          (k) current  liabilities does not include the current portion of lease payments due under the vehicle  leases with LAI Trust that would  otherwise be recorded as a capital lease under GAAP; and

          (l) reserve for bad debts (account  #1106) will be equal to the amount of accounts  greater  than sixty (60) days past due as  determined  per the
     Accounts Receivable Aging Report.

          Notwithstanding the foregoing, Working Capital will be calculated in a manner consistent with the calculation on Schedule 1.1(c). For illustrative purposes  only,  Schedule  1.1(c)  sets  forth the  calculation  of Working
     Capital assuming that the Closing had been consummated on October 31, 2006.

     1.2 Interpretation.

          (a)  In  this  Agreement,   unless  the  context  otherwise  requires,
     references:

               (i)  to  the  Preamble  or to the  Recitals,  Sections,  Annexes,
          Exhibits or Schedules  are to the Preamble or a Recital or Section of,
          or Annex, Exhibit or Schedule to, this Agreement;

               (ii)  to any  agreement  (including  this  Agreement),  contract, statute  or  regulation  are to the  agreement,  contract,  statute or regulation as amended, modified, supplemented or replaced from time to

                     Membership Interest Purchase Agreement
                                        12

          time,  and to any  section  of any  statute or  regulation  are to any successor to the section;

               (iii) to any Governmental Authority include any successor to that
          Governmental Authority; and

               (iv) to this  Agreement  are to this  Agreement  and the Annexes,
          Exhibits and Schedules hereto, taken as a whole.

          (b) The  table of  contents  and  headings  contained  herein  are for reference  purposes  only and do not limit or  otherwise  affect any of the provisions of this Agreement.

          (c) Whenever the words  "include,"  "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation."

          (d)  Whenever  the  words  "herein"  or  "hereunder"  are used in this
     Agreement,  they will be deemed to refer to this  Agreement  as a whole and not to any specific Section.

          (e) Any  reference  in this  Agreement  to gender  shall  include  all genders,  and words  imparting  the singular  number only shall include the plural and vice versa.

                         ARTICLE II - PURCHASE AND SALE

     2.1 Purchase and Sale. Subject to, and on the terms and conditions of, this
Agreement,  effective at the Effective Time the Purchaser is purchasing from the
Seller,  and the  Seller is  selling,  transferring,  conveying,  assigning  and delivering,  free  and  clear  of any and all  Liens  and  Restrictions,  to the
Purchaser, all of the Interests.

     2.2 Delivery of Estimated Purchase Price Certificate. Prior to the Closing,
Blonder  Tongue shall have furnished to the  Purchaser:  (a) a certificate  (the
"Estimated  Purchase  Price  Certificate"),  prepared  in good  faith by Blonder
Tongue in accordance with this  Agreement,  setting forth an estimate of (i) the amount of expected Working Capital as of immediately prior to the Effective Time
(the "Initial Working Capital"), (ii) the projected Cash as of immediately prior to the Effective Time (the "Estimated  Cash"),  (iii) the amount of Indebtedness outstanding  as of  immediately  prior to the  Effective  Time  (the  "Estimated
Indebtedness")  and (iv) the  projected  number of Actual  Customers  (including amounts for each element  thereof)  and the  corresponding  Customer  Adjustment
Amount based on such number (the "Estimated Customer Adjustment Amount") and (b)
a payoff letter from each holder of any portion of  Indebtedness  (including for all Indebtedness of the Company owed to Blonder Tongue),  which letter indicates the amount  required to discharge in full such portion of Indebtedness as of the
Closing  and  which  includes  an  undertaking  by such  holder to  provide  all authorizations,  instructions and documents  necessary to discharge upon receipt of such amount of Indebtedness as of the Closing any further  obligations of the
Company with respect to such Indebtedness and any Liens securing such portion of
Indebtedness.

                     Membership Interest Purchase Agreement
                                        13

     2.3 Payment of Estimated Purchase Price.

          (a) On the  Closing  Date,  the  Purchaser  shall  pay  the  Estimated
     Purchase  Price as set forth in the Estimated  Purchase  Price  Certificate
     (absent manifest error), by making the following  payments by wire transfer of immediately  available  funds:  (A) first, all principal and accrued but unpaid interest on all outstanding  Indebtedness (exclusive of the BT Note)
     to the holders of such  Indebtedness;  (B) second, to the Escrow Agent, the escrow  funds  pursuant to Section  2.3(b);  and (C) the balance to Blonder
     Tongue,  which payment shall be applied first against the Payoff Amount (as defined in the BT Payoff  Letter)  and such  payment  shall be in  complete satisfaction  of and  will  discharge  in  full  on the  Closing  Date  all
     Indebtedness  arising under the BT Note held by Blonder Tongue as set forth in the BT Payoff  Letter,  with the balance from the Escrow Fund applied in consideration of the sale of the Interests.

          (b) On the Closing Date,  the  Purchaser  shall deposit with U.S. Bank
     National  Association  (the "Escrow Agent") by wire transfer of immediately available  funds an  amount  equal to  $769,298  in cash to be used  toward satisfaction of the Seller's indemnification  obligations hereunder as well as to fund Seller's  payment of certain  outstanding  Taxes of the Company, into an interest bearing account with the interest  accruing to the benefit of Blonder Tongue (the "Escrow  Fund"),  to be governed in accordance  with the terms of this Agreement and an escrow  agreement in  substantially  the form  attached  hereto as  Exhibit A (the  "Escrow  Agreement"),  among the
     Purchaser, Blonder Tongue and the Escrow Agent.

     2.4 Post-Closing Purchase Price Adjustment.

          (a) Within ninety (90) days after the Closing Date, the Purchaser will cause the Company to deliver to Blonder  Tongue a  certificate  (the "Final
     Purchase  Price  Certificate")  prepared in good faith by the  Purchaser in accordance with this Agreement,  setting forth a calculation of the Working
     Capital, Cash,  Indebtedness,  Actual Customers (including amounts for each element thereof and based upon, among other things,  the DirecTV Commission
     Report that  reflects the DTV  Subscribers  as of the Closing Date) and the
     corresponding  Customer  Adjustment Amount based on such number, each as of immediately  prior to the Effective  Time,  and the Final  Purchase  Price.
     Immediately following the delivery of the Final Purchase Price Certificate,
     Purchaser  agrees to  promptly  deliver  and  furnish  Blonder  Tongue  any
     supporting  or  underlying   documentation  pertinent  thereto  as  may  be
     reasonably requested by Blonder Tongue.

          (b) If Blonder Tongue  delivers  written  notice (the "Disputed  Items
     Notice") to the  Purchaser  within sixty (60) days after receipt by Blonder
     Tongue of the Final Purchase Price Certificate and any supporting documents reasonably requested by Blonder Tongue, stating that Blonder Tongue objects to any of the amounts set forth in the Final Purchase Price Certificate and specifying  the  nature of the  dispute  and the basis  therefore,  Blonder
     Tongue and the Purchaser  will in good faith attempt to resolve any dispute and, if the  parties so resolve  all  disputes,  the Final  Purchase  Price
     Certificate   (and  the   computation   of  the  Working   Capital,   Cash,
     Indebtedness,  Actual Customers and the corresponding  Customer  Adjustment
     Amount, and the Final Purchase Price indicated therein),  as amended to the extent  necessary  to  reflect  the  resolution  of the  dispute,  shall be conclusive and binding on the parties.

                     Membership Interest Purchase Agreement
                                        14

          (c) If Blonder  Tongue and the  Purchaser are unable to agree upon the
     Final Purchase Price within twenty (20) days after delivery of the Disputed
     Items Notice,  Blonder Tongue and the Purchaser shall engage Ernst & Young, or if such party declines such  engagement or is otherwise  unable to serve in such  capacity,  Blonder Tongue shall engage  another  accounting  firm, subject  to  the  approval  of  the  Purchaser  (such  approval  not  to be unreasonably  withheld or delayed)  (such engaged party,  the  "Independent
    Accountant"),  to resolve the disputed items and to make a determination of the Final Purchase Price. The  determination of the Independent  Accountant shall be made within thirty (30) days after its engagement  and,  except as set  forth in  Section  2.4(d)  below,  will be final  and  binding  on the parties. The Independent Accountant shall resolve only the items or amounts in dispute and make a  determination  of the Final Purchase  Price,  which, except as set forth in Section  2.4(d),  shall be conclusive and binding on the parties. In resolving any disputed item, the Independent Accountant (i)
     shall be  bound  by the  provisions  of this  Section  2.4 and (ii) may not assign a value to any item greater  than the greatest  value for such items claimed  by either  party or less  than the  smallest  value of such  items claimed by either party.  The fees,  costs and expenses of the  Independent
     Accountant will be borne  proportionately  by the Seller and the Purchaser.
     The Purchaser shall be responsible for the proportion of such cost equal to the  quotient  of (A)  the  absolute  value  of the  difference  of (w) the
     Purchaser's  calculation  of the Final  Purchase  Price minus (x) the Final
     Purchase Price as determined by the Independent  Accountant  divided by (B)
     the absolute value of the difference of (y) the Purchaser's  calculation of the Final  Purchase  Price minus (z) Blonder  Tongue's  calculation  of the
     Final  Purchase  Price.   Blonder  Tongue  shall  be  responsible  for  the
     proportion of such cost equal to the quotient of (A) the absolute  value of the  difference of (w) Blonder  Tongue's  calculation of the Final Purchase
     Price minus (x) the Final Purchase  Price as determined by the  Independent
     Accountant  divided  by (B) the  absolute  value of the  difference  of (y)
     Blonder  Tongue's  calculation  of the Final  Purchase  Price minus (z) the
     Purchaser's calculation of the Final Purchase Price.

          (d) If for any disputed  items set forth in the Disputed Items Notice, the difference between the Independent  Accountant's assigned value and the value asserted by either Blonder Tongue or the Purchaser  exceeds $125,000, individually or in the aggregate (each, a "Disputed Item" and collectively, the "Disputed Items"),  Blonder Tongue or Purchaser,  as applicable,  shall have the right,  upon written  notice to the other party within thirty (30)
     days  from  the date of the  Independent  Accountant's  determination  (the
     "Election  Notice"),  to  elect  to use the  following  dispute  resolution procedure.

               (i) Mediation.  If either party submits an Election Notice to the other for the resolution of the Disputed Items, then the parties shall endeavor to resolve the  Disputed  Items by  mediation  under the then current CPR Institute for Conflict  Prevention and Resolution  ("CPR")
          model procedure for mediation of business disputes.  The parties shall select a  mediator  by  mutual  agreement;  provided  however,  if the parties fail to agree upon a mediator within ten (10) days of the date of the  Election  Notice,  they  shall  proceed  with  selection  of a mediator using the services and procedures of the CRP for selection of a mediator. The mediator shall be neutral, disinterested, unbiased and independent  of the  parties  and  others  having an  interest  in the outcome.  The place of  mediation  shall be New York,  New York.  Each party will bear its own cost of mediation, including any counsel fees, provided,  however,  the cost charged by any  independent  third party mediator will be shared equally by the parties.  In consultation  with
          the  mediator,   the  parties  shall  promptly  designate  a  mutually
          convenient time and place for the mediation,  and unless circumstances

                     Membership Interest Purchase Agreement
                                        15

          require otherwise, such time shall not be later than fifteen (15) days after selection of the mediator. If the parties do not agree promptly, then the mediator shall determine the time and place. In the event any party  has  substantial  need for  information  in the  possession  of another party in order to prepare for the mediation, all parties shall attempt  in good  faith  to agree on  procedures  for the  expeditious exchange  of  such  information,  with  the  help of the  mediator  if required.  The bias shall be against  discovery  which is not  clearly essential  and  the  parties  agree  to be  bound  by  the  mediator's determination  of what  discovery,  if any, shall be had. The parties'
          efforts to reach a  settlement  of the  Disputed  Items will  continue until (i) a written  settlement  agreement is executed by the parties, or (ii) the mediator concludes and informs the parties in writing that further  efforts to mediate the dispute would not be useful,  or (iii)
          one of the parties  notifies  the other in writing that an impasse has been reached (the "Termination Date").  Notwithstanding the foregoing, either  party  may  withdraw  from the  mediation  proceeding  without liability  therefor in the event such  proceeding  continues  for more than fifteen (15) days from the commencement of such  proceeding.  For purposes of the preceding  sentence,  the proceeding will be deemed to have  commenced  following  the  completion  of the  selection  of the mediator.

               (ii) In the event the parties fail to resolve all of the Disputed
          Items by the Termination Date, the Disputed Items shall be resolved in a final and binding  manner in arbitration  under the  then-prevailing
          Commercial  Arbitration Rules of the American Arbitration  Association
          ("AAA"). The place of arbitration shall be New York, New York. A panel of three (3) arbitrators qualified as certified public accountants and experienced  in resolving  matters  similar to those in dispute  under this  Section  2.4 shall be  selected  by the joint  agreement  of the parties,  but if they do not so agree  within  ten (10) days after the
          Termination  Date,  the  selection  of the  arbitrators  shall be made pursuant to the rules from the panels of the arbitrators maintained by
          the  AAA,  subject  to  the  aforementioned   qualifications  for  the
          arbitrators. Consistent with the expedited nature of arbitration, each party will,  upon the reasonable  written  request of the other party, promptly provide the other with copies of documents  directly relevant to  the  Disputed  Items.  Any  dispute  regarding  discovery,  or the relevance or scope  thereof,  shall be determined by the  arbitrators, which determination shall be conclusive.  The arbitrators shall render their  decision  within sixty (60) days of  appointment.  Any decision rendered by the  arbitrators  regarding  the  Disputed  Items shall be conclusive and binding upon the parties  hereto;  provided,  that such decision  may not assign a value to any item greater than the greatest value for such items claimed by either party or less than the smallest value of such items claimed by either party;  provided,  further, that any such decision  shall be  accompanied  by a written  opinion of the arbitrators giving the reasons for the award. Each party will bear its own cost of arbitration,  including any counsel fees. The fees,  costs and expenses of the arbitrators will be borne  proportionately  by the
          Seller and the Purchaser.  The Purchaser  shall be responsible for the proportion  of such cost  equal to the  quotient  of (A) the  absolute value of the  difference  of (w) the  Purchaser's  calculation  of the
          Disputed  Items  minus (x) the  Disputed  Items as  determined  by the arbitrators divided by (B) the absolute value of the difference of (y)
          the  Purchaser's  calculation  of the Disputed Items minus (z) Blonder
          Tongue's  calculation of the Disputed  Items.  Blonder Tongue shall be responsible  for the  proportion of such cost equal to the quotient of
          (A) the  absolute  value of the  difference  of (w)  Blonder  Tongue's calculation  of the  Disputed  Items minus (x) the  Disputed  Items as determined by the arbitrators divided by (B) the absolute value of the difference of (y) Blonder  Tongue's  calculation of the Disputed Items minus (z) the Purchaser's calculation of the Disputed Items.

                     Membership Interest Purchase Agreement
                                        16

               (iii)  The  parties  agree  that the  mediation  and  arbitration procedures  set  forth  in this  Section  2.4(d)  are  obligatory  and participation  therein  legally  binding  upon  each of  them  once an
          Election  Notice is delivered.  In the event that either party refuses to  submit  to the  dispute  resolution  procedures  pursuant  to this
          Section  2.4(d),   the  other  party  may  bring  an  action  to  seek
          enforcement of such obligation in any court of competent jurisdiction.

          (e) If Blonder  Tongue does not deliver a Disputed Items Notice to the
     Purchaser  within  sixty (60) days after  receipt by Blonder  Tongue of the
     Final Purchase Price  Certificate and any supporting  documents  reasonably requested by Blonder Tongue, the computation of the Working Capital,  Cash,
     Indebtedness,  Actual Customers and the corresponding  Customer  Adjustment
     Amount,  and the Final Purchase Price specified in the Final Purchase Price
     Certificate  will be  conclusively  presumed  to be true and correct in all respects and will be binding upon the parties.

          (f) If the Net Adjustment  Amount (as defined below) is positive,  the
     Purchaser  shall  promptly  (but in any event within five (5) Business Days after the final  determination of all amounts pursuant to this Section 2.4)
     deliver to Blonder  Tongue the Net  Adjustment  Amount by wire  transfer of immediately available funds to an account or accounts designated by Blonder
     Tongue.

          (g) If the Net Adjustment  Amount is negative,  the Purchaser shall be entitled to (and upon the demand of Seller,  shall be obligated to) satisfy the absolute value of the Net Adjustment Amount, up to $25,000,  out of the
     Escrow Fund and, upon  Purchaser's  request,  Blonder  Tongue shall execute joint  instructions  to the Escrow  Agent to release  such amounts from the
     Escrow Fund.  To the extent the Net  Adjustment  Amount is negative and the absolute  value of the Net  Adjustment  Amount  is an amount  greater  than
     $25,000,  Blonder  Tongue shall  promptly (but in any event within five (5)
     Business Days after the final determination of all amounts pursuant to this
     Section 2.4) deliver to the Purchaser an amount equal to the absolute value of the Net  Adjustment  Amount in excess of  $25,000  by wire  transfer  of immediately  available  funds to an account  designated by the Purchaser to
     Blonder Tongue.

          (h) "Net  Adjustment  Amount"  shall mean an amount equal to zero plus
     (i) the amount by which  Estimated  Working  Capital  is less than  Working
     Capital as finally determined  pursuant to this Section 2.4 ("Final Working
     Capital"),  minus (ii) the  amount by which  Estimated  Working  Capital is greater  than  Final  Working  Capital,  plus  (iii)  the  amount  by which
     Estimated  Cash is less than Cash as finally  determined  pursuant  to this
     Section 2.4 ("Final  Cash"),  minus (iv) the amount by which Estimated Cash is  greater  than  Final  Cash,  minus (v) the  amount  by which  Estimated
     Indebtedness is less than the amount of Indebtedness as finally  determined pursuant to this Section 2.4 ("Final  Indebtedness"),  plus (vi) the amount by which Estimated  Indebtedness is greater than Final Indebtedness,  minus
     (vii) the  amount  by which the  Estimated  Customer  Adjustment  Amount is greater than the Customer  Adjustment Amount as finally determined pursuant to this Section 2.4 ("Final Customer Adjustment  Amount"),  plus (viii) the amount by which the Estimated  Customer  Adjustment Amount is less than the
     Final Customer Adjustment Amount.

                     Membership Interest Purchase Agreement
                                        17

     2.5 Closing.

          (a)  The  closing  of  the  transactions   contemplated   hereby  (the
     "Closing") shall be held on the date hereof (the "Closing Date"),  with the participation  therein  by Seller  and  Purchaser  via  teleconference  and exchange of  execution  copies of documents  through the use of  electronic signatures,  email and telecopy. Original copies of all execution documents and other deliverables will be exchanged via overnight courier.

          (b) At the Closing,  the Seller shall deliver, or cause the Company to deliver, as applicable, to the Purchaser:

               (i)  copies  of  resolutions,  certified  by the  Manager  of the
          Company  and  an  authorized   officer  of  the  Seller,   as  to  the
          authorization   of  this   Agreement  and  all  of  the   transactions
          contemplated hereby;

               (ii) copies of releases from  Affiliates of the Company  pursuant to Section 6.6 hereof;

               (iii)  a  written  assignment  of  the  uncertificated  Interests sufficient to transfer the Interests to the Purchaser,  free and clear of all Liens and Restrictions;

               (iv) certificates of good standing for each jurisdiction in which the Company does business;

               (v)  an  affidavit  of  non-foreign  status  that  complies  with
          Treasury Regulations Section 1.1445-(2)(b)(1);

               (vi) a promissory  note  executed by each of Telepro and Priority
          Communications  affirming  the  obligations  of  each  such  party  in connection with the Specified Party Accounts Receivable; and

               (vii)  such  other  documents  as the  Purchaser  may  reasonably request in writing.

          (c) At the Closing, the Purchaser shall deliver to the Seller:

               (i)  copies  of  resolutions,  certified  by  the  Member  of the
          Purchaser  and  an  authorized  officer  of the  Purchaser,  as to the
          authorization   of  this   Agreement  and  all  of  the   transactions
          contemplated hereby; and

               (ii) such other documents as the Seller may reasonably request in writing.

          ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company  hereby  represents  to the  Purchaser,  as of the Closing
     Date, as follows:

                     Membership Interest Purchase Agreement
                                        18

     3.1  Existence  and  Authority.  The  Company has been duly formed and is a validly  existing limited  liability  company in good standing under the laws of the State of Delaware.  The Company has the limited  liability company power and authority  to own or lease  its  current  assets  and carry on its  Business  as currently  conducted and is duly  qualified to do business in each  jurisdiction where the  ownership  or lease and  operation  of its property and assets or the conduct  of its  Business  requires  such  qualification.  The  Company  is duly qualified or authorized to do business as a foreign  limited  liability  company and  is in  good  standing  in  each  of the  jurisdictions  in  which  it is so qualified,  except for any  failure to be so  qualified,  authorized  or in good standing would not  reasonably be expected to have a Material  Adverse Effect on the Company.

     3.2  Subsidiaries.  The  Company has no  Subsidiaries  and does not own any capital stock or other equity interests in any Person.

     3.3 Capitalization.

          (a) The Company has provided the  Purchaser  with a true,  correct and complete copy of (i) that certain letter  agreement  dated July 31, 2002 by and among  Blonder  Tongue,  Priority  Systems,  LLC and  Paradigm  Capital
     Investments,   LLC,  (ii)  that  certain   PMG-Blonder   Tongue  Settlement
     Agreement,  dated as of July 16,  2003 by and  between  Blonder  Tongue and
     Paradigm  Marketing  Group,  Inc., (iii) that certain  Membership  Interest
     Purchase  Agreement,  dated as of October 19,  2006 by and between  Blonder
     Tongue  and  Priority  Systems,  LLC  and  (iv)  that  certain  Termination
     Agreement,  dated as of October 19,  2006 among  Blonder  Tongue,  Priority
     Systems, LLC and Paradigm Capital Investments,  LLC, whereby such documents set forth the  capitalization of the Company consistent with Blonder Tongue owning all of the Interests in the Company.  Other than the  agreements set
     forth  in  the  previous   sentence,   there  are  no  other  Contracts  or
     arrangements  with  respect to the equity  interests of the Company and the
     Company has not  otherwise  had, nor does it otherwise  have,  an operating agreement.  All of the issued and outstanding  membership  interests of the
     Company are owned of record by the Seller. Other than the Interests,  there are no other equity interests in the Company.

          (b) All of the Interests (i) were duly authorized for issuance and are validly  issued,  fully  paid  and  non-assessable,  (ii)  were  issued  in compliance with all applicable state and federal  securities laws and (iii)
     were not issued in  violation of any  preemptive  rights or rights of first refusal or  similar  rights.  There are no  options,  warrants,  preemptive rights or other rights of any kind to acquire,  or any restriction upon the voting or transfer of, any membership interests in the Company.  Except for those Contracts listed in Section 3.3(a) above, the Company is not party to any voting trust or other Contract with respect to the voting,  redemption, sale,  transfer or other  disposition  of the  membership  interests of the
     Company.

     3.4  Authorization  and Validity.  This Agreement and each other agreement, document,  instrument or certificate contemplated to be performed by the Company by this  Agreement  or to be  executed  by the  Company in  connection  with the transactions contemplated hereby (the "Company Documents"), and the consummation of each of the transactions to be performed by the Company  contemplated  hereby and thereby, has been duly authorized and approved by all required action on the part of the Company.  The Company has the requisite  limited liability power and authority  to  execute  and  deliver  this  Agreement  and  each of the  Company

                     Membership Interest Purchase Agreement
                                        19

Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated to be performed by the Company hereby and thereby.
This Agreement has been,  and each of the Company  Documents will be at or prior to the  Closing,  duly and validly  executed  and  delivered  by the Company and
(assuming  due  authorization,  execution  and delivery by the Purchaser and the
Seller) this  Agreement  constitutes  and each other  Company  Document  when so executed and delivered will constitute legal,  valid and binding  obligations of the Company, enforceable against the Company in accordance with their respective terms.

     3.5 Governmental and Third-Person Consents. Except as set forth on Schedule
3.5, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, Applicable Orders, Permits or authorizations  required to be obtained by the Company from, any Governmental
Authority  or any other Person in  connection  with the  execution,  delivery or performance  of this  Agreement  or the Company  Documents by the Company or the
consummation of the transactions contemplated hereby and thereby.

     3.6 No  Conflicts.  Except as set forth on  Schedule  3.6,  the  execution, delivery and  performance by the Company of this Agreement and each of the other
Company   Documents  does  not,  and  the   consummation  of  the   transactions
contemplated hereby and thereby or the compliance by the Company with any of the provisions of this Agreement or the Company Documents does not:

          (a) create any Lien or violate any Restrictions on the Interests or on the properties or assets of the Company; or

          (b) conflict  with,  result in any  violation  of or default  (with or without notice or lapse of time, or both) under, or give rise to a right of termination,  acceleration or cancellation  under, any provision of (i) the
     Constituent  Documents  of the  Company,  (ii)  any  Requirement  of Law or
     Applicable Order or (iii) any Company Contract or give any Person the right to terminate or cancel any right of the Company under any Company  Contract or accelerate the obligations of any of them thereunder.

     3.7 Financial Statements. The Company has delivered copies of the Financial
Statements to the  Purchaser.  Each of the Financial  Statements is complete and correct in all material  respects and fairly  presents in all material  respects the financial  condition of the Company and the results of its  operations as of the dates and for the periods specified therein,  and was prepared in accordance with the Books and Records in conformity with GAAP  consistently  applied during the periods  covered  thereby,  except as set forth on  Schedule  3.7 hereto and except for the omission of footnotes and subject to normal year end  adjustments which are not expected to be material.  The balance  sheet as of August 31, 2006 included in such  Financial  Statements is referred to in this  Agreement as the
"Interim  Balance Sheet" and August 31, 2006 is referred to in this Agreement as the "Interim Balance Sheet Date".

     3.8  Undisclosed  Liabilities.  The Company has no liability or  obligation
(including with respect to any Transaction Expenses),  either accrued, absolute, contingent  or  otherwise  (whether or not required by GAAP to be reflected on a balance sheet or the notes  thereto),  except for such  liabilities  (other than
Transaction Expenses) that (i) do not exceed $1,000,  individually,  or $10,000, in the  aggregate,  (ii) are set forth on  Schedule  3.8,  (iii) are  reflected,

                     Membership Interest Purchase Agreement
                                        20

reserved or disclosed in the Interim Balance Sheet, or (iv) were incurred in the
Ordinary Course of Business subsequent to the Interim Balance Sheet Date.

     3.9  Absence  of  Certain   Developments.   Except  for  the   transactions
contemplated  hereby and except as set forth on Schedule 3.9,  since the Interim
Balance  Sheet Date the Company has  conducted its Business only in the Ordinary
Course of  Business  and there has not been any  event,  change,  occurrence  or circumstance  that,  individually  or in the  aggregate  with any  such  events, changes,  occurrences or circumstances,  has had or could reasonably be expected to have a Material  Adverse  Effect.  Without  limiting  the  generality  of the foregoing, since the Interim Balance Sheet Date:

          (a)  except as set forth on  Schedule  3.9(a),  there has not been any damage,  destruction  or loss,  whether or not covered by  insurance,  with respect to the property and assets of the Company having a replacement cost of more than $10,000 for any single loss or $25,000 for all such losses;

          (b)  except as set forth on  Schedule  3.9(b),  there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any  membership  interest of the  Company or any  repurchase,
     redemption  or  other   acquisition  by  the  Company  of  any  outstanding
     membership interest or other securities of, or other ownership interest in, the Company;

          (c)  except as set forth on  Schedule  3.9(c),  there has not been any change by the Company in accounting or tax reporting principles, methods or policies;

          (d) except as set forth on Schedule 3.9(d),  the Company has not made, modified  or  rescinded  any  election  relating  to  Taxes or  settled  or compromised any claim relating to Taxes;

          (e)  except as set  forth on  Schedule  3.9(e),  the  Company  has not entered into any  transaction or Contract other than in the Ordinary Course of Business;

          (f) except as set forth on Schedule 3.9(f), the Company has not failed to promptly pay and discharge current  liabilities except where disputed in good faith by appropriate proceedings;

          (g) except as set forth on Schedule  3.9(g),  the Company has not made any loans,  advances or capital  contributions  to, or investments  in, any
     Person or paid any fees or expenses to the Seller or any director, officer, partner, stockholder or Affiliate of the Seller;

          (h) except as set forth on  Schedule  3.9(h),  the Company has not (i)
     mortgaged,  pledged  or  subjected  to any Lien or  Restriction  any of its assets,  or (ii)  acquired  any  assets  or  sold,  assigned,  transferred, conveyed,  leased or  otherwise  disposed  of any  assets  of the  Company, except,  in the case of clause (ii), for assets acquired,  sold,  assigned, transferred,  conveyed,  leased or  otherwise  disposed of in the  Ordinary
     Course of Business;

          (i)  except as set  forth on  Schedule  3.9(i),  the  Company  has not discharged  or satisfied  any Lien,  or paid any  liability,  except in the
     Ordinary Course of Business;

                     Membership Interest Purchase Agreement
                                        21

          (j)  except as set  forth on  Schedule  3.9(j),  the  Company  has not canceled or compromised  any debt or claim owing to the Company or amended, canceled,  terminated,  relinquished,  waived or released  any  Contract or right  except  in  the  Ordinary  Course  of  Business  and  which,  in the aggregate, would not be material to the Company taken as a whole;

          (k) except as set forth on Schedule  3.9(k),  the Company has not made or  committed  to make any capital  expenditures  or capital  additions  or betterments in excess of $10,000 individually or $25,000 in the aggregate;

          (l)  except as set  forth on  Schedule  3.9(l),  the  Company  has not issued,  created,  incurred,  assumed,  guaranteed,  endorsed or  otherwise
     become   liable  or   responsible   with  respect  to  (whether   directly,
     contingently,  or  otherwise)  any  Indebtedness  in an amount in excess of
     $10,000 in the aggregate;

          (m)  except as set  forth on  Schedule  3.9(m),  the  Company  has not granted any license or  sublicense  of any rights  under or with respect to any Intellectual Property;

          (n)  except as set  forth on  Schedule  3.9(n),  the  Company  has not instituted or settled any Legal Proceeding; and

          (o) except as set forth on Schedule 3.9(o),  neither the Company,  nor the Seller on the  Company's  behalf,  has agreed,  committed,  arranged or entered  into any  understanding  to do anything  set forth in this Section
     3.9.

     3.10 Real Property.

          (a) The Company is the lessee  under one (1) real  property  lease for approximately  680 square  feet of office and  warehouse  space  located in
     Lewisville,  Texas, which as of the Closing Date will not be subject to any
     Lien or security  interest of any Person  other than  Permitted  Liens (the
     "Real  Property  Lease"),  and the Real  Property  Lease  is the only  real property  lease to  which  the  Company  is a party.  The  Company  has not received  any notice of  termination  under the Real  Property  Lease.  The
     Company does not own any real property.

          (b)  The  Company  has  certain  possessory  rights  to  real  estate,
     including  certain  rights  of  way,  easements,   communications  services
     agreements,  rights of entry agreements,  licenses and other rights of use, as listed on Schedule  3.10(b)(1)  (the "Real Property  Rights of Access").
     The Real  Property  Rights of Access are subject to a security  interest by the Company's  lender,  which  security  interest will be released prior to
     Closing.  The Company has the exclusive and/or nonexclusive rights of entry and operations  specified in each of the Real Property  Rights of Access to which it is a party,  free and clear of all Liens except Liens set forth on
     Schedule 3.10(b)(2).  Except as set forth as Item 2 on Schedule 3.10(b)(3), each of the Real  Property  Rights of Access is in full  force and  effect, enforceable by the Company, and except as set forth on Schedule 3.10(b)(3),
     (i) since January 1, 2006, the Company has not received or given any notice of any default or event that with notice or lapse of time,  or both,  would constitute a default by the Company under any of the Real  Property  Rights of Access,  (ii) to the  Knowledge  of the Company or the Seller,  no other party is in default thereof, and (iii) no party to the Real Property Rights

                     Membership Interest Purchase Agreement
                                        22

     of Access has  exercised  any  termination  rights with respect  thereto or provided  the  Company or the Seller  with any notice of the  intention  to terminate any such Real Property Rights of Access.

          (c) The Real  Property  Lease and the Real  Property  Rights of Access
     constitute all interests in real property  currently used or currently held for use in  connection  with  the  Business  of the  Company  and  that are necessary for the continued operation of the Business of the Company as the
     Business  is  currently   conducted;   provided,   however,   that  certain
     administrative  functions  of the Company are  performed  on the  Company's behalf  at  the  offices  of  Blonder  Tongue.  All  of  the  fixtures  and improvements  thereon  owned  or  leased  by the  Company,  if any,  are in operating  condition  and repair  (subject  to normal  wear and tear).  The
     Company has delivered to the Purchaser true, correct and complete copies of
     (i) the Real Property Lease, together with all amendments, modifications or supplements,  if any,  thereto and (ii) all Real Property Rights of Access, together  with  all  amendments,  modifications  or  supplements,  if  any, thereto.  Except as set forth on Schedule 3.10(c), the Company does not own or hold,  and is not  obligated  under or a party to, any option,  right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

     3.11  Tangible  Personal  Property.  Schedule 3.11 sets forth all leases of personal  property  involving  annual payments in excess of $10,000  relating to personal property used in the Business of the Company or to which the Company is a party or by which the properties or assets of the Company is bound  ("Personal
Property  Leases").  All of the items of personal  property  under the  Personal
Property  Leases are in operating  condition and repair  (ordinary wear and tear excepted)  and are suitable for the purposes  used,  and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto.  Each of the Personal Property Leases is in full force and effect,  and the Company has not received or given any notice of any default or event that with notice or lapse of time, or both,  would constitute a default by the Company under any of the Personal  Property  Leases and, to the Knowledge
of the  Company,  no other  party  is in  default  thereof,  and no party to the
Personal  Property  Leases has  exercised  any  termination  rights with respect thereto.  The Company has delivered to the Purchaser true,  correct and complete copies  of all  Personal  Property  Leases.  The  Inventory  is as set  forth in
Schedule 1.1(b) and is in operating condition in all material respect.

     3.12 Intellectual Property.

          (a) The Company has no issued  Patents or registered  Copyrights.  The
     Company uses the Registered Marks,  ownership of which has been transferred and  assigned  to  Blonder  Tongue  prior to the date  hereof  or is in the process of being assigned to Blonder Tongue (the  "Trademark  Assignment").
     If the  Trademark  Assignment is not  completed  prior to the Closing,  the
     Company  shall  cooperate  with  Blonder  Tongue  and use its  commercially reasonable  efforts  after the Closing,  at Blonder  Tongue's sole cost and expense, to consummate the Trademark  Assignment.  The Registered Marks are
     the only registered Marks owned, filed or used by the Company.  The Company
     has  no  pending   applications  for  registration  of  Marks,  no  pending
     applications   for   registration  of  Copyrights  and  no  pending  Patent
     applications. The Domain Name is owned by Blonder Tongue and is licensed to the Company for use in  connection  with the  Business.  The Company has no unregistered Marks (other than the Domain Name).

                     Membership Interest Purchase Agreement
                                        23

          (b) Prior to the  Trademark  Assignment,  the Company  was, or is, the
     sole and  exclusive  owner of all right,  title and  interest in and to the
     Registered  Marks and the  Corporate  Name,  free and clear of all Liens or obligations  except  for  Permitted  Liens  and  those  Liens  set forth on
     Schedule 3.23(b).  The Seller is the sole and exclusive owner of all right, title and interest in and to the Domain Name,  free and clear of all Liens,
     Restrictions  or obligations  to others (other than the license  granted by the Seller to the  Company  for the  Company's  use of the  Domain  Name in
     connection with the Business),  except for Permitted  Liens. The Company is the sole and exclusive owner of, or has valid and continuing rights to use, sell,  license  and  otherwise  exploit,  as the  case  may be,  all  other
     Intellectual  Property used, sold,  licensed or otherwise  exploited by the
     Company in its Business as currently conducted and as currently proposed to be conducted,  free and clear of all Liens,  Restrictions or obligations to others except Permitted Liens.

          (c) The  Intellectual  Property owned,  used,  practiced,  licensed or
     otherwise   exploited  by  the  Company,   the  development,   manufacture,
     reproduction, use, license, marketing, importation,  exportation, offer for sale  or  sale  of  the  products  or  services  of the  Company  or of the
     Technology  in connection  with its Business as currently  conducted and as currently proposed to be conducted,  and the current and currently proposed business  practices  and methods of the Company do not, to the Knowledge of the  Company  and  Blonder  Tongue,  infringe,  violate  or  constitute  an unauthorized use or misappropriation of any Patent, Copyright,  Mark, Trade
     Secret or other similar right of any Person.

          (d) The  Intellectual  Property  owned by or  licensed  to the Company includes all of the intellectual  property rights used by, and necessary to enable,  the  Company to conduct  its  Business in the manner in which such
     Business is  currently  being  conducted  and as  currently  proposed to be conducted, subject to Section 6.9 below.

          (e)  Except  with  respect to  licenses  of  commercial  off-the-shelf
     Software,  and except pursuant to the Intellectual Property Licenses listed in Schedule 3.12(e), the Company is not required,  obligated,  or under any liability  whatsoever,  to make any payments by way of  royalties,  fees or otherwise  or provide any other  consideration  of any kind,  to any owner, licensor  of, or other  claimant  to any  Intellectual  Property,  or other
     Person,  with respect to the use thereof or in connection  with the conduct of the Business of the Company as currently conducted or currently proposed to be conducted.

          (f) Schedule  3.12(f)  sets forth a complete and accurate  list of all
     Contracts  to which the Company is a party  containing  an agreement by the
     Company to indemnify  any other Person  against any claim of  infringement,
     violation,   misappropriation  or  unauthorized  use  of  any  Intellectual
     Property.  The Company has  delivered to the  Purchaser  true,  correct and complete  copies of each Contract set forth on Schedule  3.12(f),  together with all amendments, modifications or supplements thereto.

          (g) The Company has taken  reasonable  security  measures,  consistent with security measures generally taken in the industry in which the Company operates, to protect the secrecy, confidentiality and value of all material
     Trade Secrets of the Company and any confidential  information owned by any third Person to whom the Company has a confidentiality obligation.

                     Membership Interest Purchase Agreement
                                       24

          (h) As of the date  hereof,  the  Company  is not the  subject  of any pending or, to the Knowledge of the Company,  threatened Legal  Proceedings that involve a claim of infringement, misappropriation, unauthorized use or violation of any  Intellectual  Property  rights by any Person  against the
     Company or challenging the ownership,  use,  validity or  enforceability of any Intellectual  Property. The Company has not received notice of any such threatened  claim and, to the Knowledge of the Company and Blonder  Tongue,
     there are no facts or circumstances that would form the basis for any claim of  infringement,  misappropriation,  unauthorized  use or violation or any
     Intellectual  Property  rights  by  any  Person  against  the  Company,  or
     challenging  the  ownership,   use,   validity  or  enforceability  of  any
     Intellectual   Property.  All  of  the  Company's  rights  in  and  to  the
     Intellectual Property are valid and enforceable.

          (i) To the Knowledge of the Company and Blonder  Tongue,  no Person is
     infringing,   violating,  misusing  or  misappropriating  any  Intellectual
     Property,  and no such  claims  have been made  against  any  Person by the
     Company or Blonder Tongue.

          (j)  There  are  no  Applicable  Orders,   settlement   agreements  or
     stipulations  to which the Company or Blonder Tongue is a party or by which the Company or Blonder  Tongue is bound that  restrict the right to use any of the Intellectual Property.

          (k) The consummation of the transactions  contemplated hereby will not result in the loss or impairment of Purchaser's  right to own or use any of the  Intellectual  Property  (other than the use of (i) the Corporate Name,
     (ii) the  Registered  Marks and (iii) the Domain Name,  all as specified in
     Section 6.9 below).

          (l)  The  Company  does  not own any  proprietary  Software.  Schedule
     3.12(l)  sets forth a complete and  accurate  list of all Software  that is used by the Company that is not exclusively owned by the Company, excluding
     Software  licensed  under  a  shrink-wrap  or  click-through  agreement  on reasonable  terms through  commercial  distributors  or in consumer  retail stores for a license fee of no more than $10,000.

          (m) Neither this Agreement nor the  transactions  contemplated  hereby will  result in the  grant of any  right or  license  with  respect  to any
     Intellectual  Property to any Person  pursuant to any Contract to which the
     Company is a party or by which any assets or  properties of the Company are bound (other than the rights and licenses granted to the Company by Blonder
     Tongue under Section 6.9 below with respect to the Company's use of (i) the
     Corporate Name, (ii) the Registered Marks and (iii) the Domain Name).

     3.13 Material Contracts.

          (a)  Schedule  3.13  contains an  accurate  and  complete  list of the following Contracts to which the Company is a party or to which the Company is subject (the "Material Contracts"):

               (i) any  Contract  if (A) the  performance  remaining  thereunder involves  aggregate  consideration  payable  to or by the  Company  in excess of $10,000  and (B) such  Contract is not  cancelable,  without penalty, by the Company on notice of thirty (30) days or less;

                     Membership Interest Purchase Agreement
                                       25

               (ii) any Contract  obligating the Company to provide  services to
          (1) any  multiple  dwelling  unit or  gated  community,  in each  case involving  more  than  fifty  (50)  units  or (2)  any  Person  if the performance  remaining thereunder involves annual consideration to the
          Company in excess of $20,000;

               (iii)  any  Contract  granting  the  Company  a "right  of entry"
          (including,  for each such Contract,  the counter party  thereto,  the
          expiration  of  the  term   thereof,   the  number  of  units  in  the
          multi-family residential property, the number of DTV Subscribers,  HSD
          Subscribers  and AV Subscribers as of November 20, 2006, the number of internet subscribers as of November 20, 2006 and the services that the
          Company has a right to provide on either an exclusive or non-exclusive basis;

               (iv) any Contract that  restricts or contains  limitations on the ability of the Company from freely engaging in any line of business or with any Person in any  geographical  area or  covenants  of any other
          Person not to compete  with the  Company in any line of business or in any geographic  area or not to solicit or hire any Person with respect to employment;

               (v) any  collective  bargaining  Contract with any labor union or association representing any Company Employee;

               (vi) any  Contract  with  the  Seller  or any of its  Affiliates, including any Contract  constituting  or reflecting any  Indebtedness, guaranty,  receivable, payable or other account maintained between the
          Company and the Seller and any of its Affiliates;

               (vii) any Contract for the employment of any Company  Employee or other Person on a full-time,  part-time or  consulting  basis or other basis  providing  annual  compensation  in  excess of  $25,000  or any severance agreements binding on the Company;

               (viii) any Contract, including any guarantees, loans or credit or sale and leaseback  agreements,  relating to the borrowing of money by the Company in excess of $20,000 in principal amount;

               (ix) any  mortgage,  pledge,  indenture  or  security  agreement,
          Contract or similar  arrangement  constituting a Lien or a Restriction upon the assets or properties of the Company or the Interests;

               (x) any  Contract  with  respect to the lending or  investing  of funds;

               (xi) any  Contract  under  which the  Company  is  lessor  of, or permits any Person to hold or operate,  any personal property owned or controlled by the Company;

               (xii)  Intellectual  Property  Licenses and  Contracts  for joint ventures,  strategic  alliances,  partnerships,  sharing of profits or proprietary information;

               (xiii) any Contract providing for severance, retention, change in control or other similar payments;

                     Membership Interest Purchase Agreement
                                       26

               (xiv) all other  Contracts,  whether or not  entered  into in the
          Ordinary Course of Business,  other than this Agreement and the Seller
          Documents,  the Purchaser  Documents and the Company Documents,  which involve more than $10,000  individually  or $25,000 in the  aggregate;
          and

               (xv) any Contract  for the sale or purchase of personal  property having a value  individually,  with  respect to all sales or purchases thereunder, in excess of $10,000.

          (b)  Except  as set  forth  as  Item 2 on  Schedule  3.10(b)(3),  each
     Material Contract is a valid and binding  obligation of the Company in full force and effect except to the extent that enforceability may be limited by applicable bankruptcy,  insolvency,  moratorium,  reorganization or similar laws affecting the enforcement of creditors rights generally and subject to general principles of equity.  Except as set forth on Schedule 3.13(b), the
     Company is not in default under any Material Contract nor, to the Knowledge of the Company, is any other party to any Material Contract in breach of or default  thereunder,  and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default by the
     Company or any party thereunder. The Company has delivered to the Purchaser true, correct and complete copies of all written Material Contracts and has set forth the material terms of all verbal Material  Contracts on Schedules
     3.13(a)(i)  and (ii).  The Company has not received a notice of termination under any of the  Material  Contracts  other than as set forth in  Schedule
     3.10(b)(3).

     3.14  Litigation.  Except  as set  forth on  Schedule  3.14,  there  are no actions,  suits, claims,  proceedings or investigations (to the Knowledge of the
Company) now pending or, to the Company's Knowledge,  threatened, in arbitration or  before  any  Governmental  Authority,  against  the  Company  or  any of its properties or assets,  or which would question the validity or enforceability of this  Agreement  or any Company  Document or any action  contemplated  herein or therein.  Except as set forth on  Schedule  3.14,  there are no  outstanding  or unsatisfied orders issued by any Government Authority in any proceeding to which the Company is a party or which apply to the Company's properties or assets.

     3.15 Permits, Approvals and Compliance with Laws.

          (a) Except as set forth on Schedule 3.15, the Company:

               (i) has all Permits  that are  material to the  Business  and has made all filings, applications and registrations with any Governmental
          Authority  that are necessary for it to own its  properties and assets and to carry on its Business as currently conducted.  All such Permits are valid and in full  force and  effect.  Schedule  3.15  contains  a complete list of all such Permits;

               (ii)  is  in  compliance  in  all  material   respects  with  the
          requirements of such Permits;

               (iii)  is  in  compliance  in  all  material  respects  with  all
          Requirements of Law relating to its Business operations or assets;

               (iv) does not provide,  nor is it obligated to provide, any video programming through a signal distribution system which utilizes public easements,  crosses public rights of way or any similar land rights or

                     Membership Interest Purchase Agreement
                                       27

          which  otherwise  operates a video  programming  service  which  would subject the  Company,  the  Company's  equityholders,  or any of their respective  Affiliates  to  federal,  state  or local  cable  operator regulations;

               (v) is not a party to any franchise agreement nor licensed by any
          local,   state  or  federal  franchise   authority  to  provide  video
          programming; and

               (vi) has not received any notice from any Governmental  Authority that (A)  alleges  any  noncompliance  with or  failure  to obtain any
          Permit or approval,  or failure to make any filings,  applications  or registrations, described above, (B) alleges any noncompliance with any
          Requirement  of Law  relating to its  Business,  or (C)  threatens  to
          revoke   any  such   license,   franchise,   permit  or   governmental
          authorization.

          (b) Except as set forth on  Schedule  3.15(b),  no event has  occurred which, with notice or the lapse of time or both, would constitute a default or violation in any material respect of any term, condition or provision of any Permit to which it is a party,  to which its  Business is subject or by which its properties or assets are bound,  and no proceeding is pending or, to the  Knowledge of the Company,  threatened to revoke or amend any of the
     Permits and there are no facts or circumstances  which could form the basis for any default or violation of any Permit to which it is a party.

     3.16 Employee  Benefits and Labor Matters.  The Company has never had, does not have and will not have through the Closing Date, any obligation or liability
(contingent  or  otherwise)  with respect to any  "employee  benefit  plans" (as defined in Section 3(3) of the Employee  Retirement Income Security Act of 1974,
as amended  ("ERISA")),  or any other  benefit or  compensation  plan,  program, policy or  arrangement.  The Company  has never had,  does not have and will not have through the Closing  Date,  any  obligation  or  liability,  contingent  or otherwise, under Title IV of ERISA.

     3.17 Employees.  The Company has never had, does not have and will not have through the Closing Date, any obligation or liability  (contingent or otherwise)
with respect to any  employee.  Schedule  3.17 sets forth a complete and correct list  of  the  five  (5)  employees  employed  by  Blonder  Tongue  who  provide maintenance  and technical  services in support of the  Company's  Business on a full-time  basis (the  "Service  Technicians")  and,  with  respect to each such
Service Technician, (i) job duties and (ii) salary.

     3.18 Taxes. Except as set forth on Schedule 3.18:

          (a) the Company is and always has been  classified as a  "partnership"
     or  "disregarded  as an entity  separate from its owner" (as such terms are defined in Treasury  Regulations  Section  301.7701-2(c))  for U.S. federal income tax  purposes,  and has not made an  election  pursuant  to Treasury
     Regulations  Section  301.7701-3(c) to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

          (b) (i) all Tax  Returns  required  to be filed by or on behalf of the
     Company  have  been  duly and  timely  filed  with the  appropriate  Taxing
     Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make

                     Membership Interest Purchase Agreement
                                       28

     such filings),  and all such Tax Returns are true,  complete and correct in all  material  respects;  (ii) all  Taxes  payable  by or on  behalf of the
     Company have been fully and timely  paid;  (iii) with respect to any period for which Tax  Returns  are not yet  required  to be filed and have not yet been filed or for which  Taxes are not yet due or owing,  the  Company  has made due and sufficient accruals for such Taxes in the Financial Statements and its Books and  Records;  and (iv) all  required  estimated  payments of
     Taxes sufficient to avoid any  underpayment  penalties have been made by or on behalf of the Company;

          (c) the  Company  has  complied  in all  material  respects  with  any
     Requirement of Law relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate  Taxing Authority all amounts  required to be so withheld and paid under any  Requirement  of
     Law;

          (d) the  Purchaser  has received  true and complete  copies of (i) all federal, state, local and foreign income, sales or franchise Tax Returns of the Company  relating to the taxable  periods  since  December 31, 2001 and
     (ii) any audit report  issued  within the last three (3) years  relating to any Taxes due from or with respect to the Company;

          (e) no income or  franchise  Tax Returns  filed by or on behalf of the
     Company have been examined by the relevant  taxing  authority,  nor, to the knowledge  of Seller,  has the statute of  limitations  with respect to any such Tax Returns expired;

          (f) no  written  claim  has  been  made  by a  Taxing  Authority  in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction;

          (g) all  deficiencies  asserted or assessments made as a result of any examinations  by any taxing  authority of the Tax Returns of, or including, the  Company  have  been  fully  paid,  and  there  are no other  audits or investigations  by any Taxing  Authority in  progress,  nor has the Company received any written  notice from any Taxing  Authority  that it intends to conduct such an audit or investigation;

          (h) the  Company  has not (i)  agreed to nor is  required  to make any adjustments  pursuant  to  Section  481(a)  of  the  Code  or  any  similar
     Requirement of Law or has any application pending with any taxing authority requesting  permission for any changes in accounting methods that relate to the Company,  (ii) executed or entered into a closing agreement pursuant to
     Section 7121 of the Code or any similar  Requirement of Law with respect to the Company, (iii) requested any extension of time within which to file any
     Tax  Return,  which Tax Return has since not been filed,  (iv)  granted any extension of time for the  assessment or  collection of Taxes,  which Taxes have not  since  been  paid,  or (v)  granted  to any  Person  any power of attorney that is currently in force with respect to any matter  relating to
     Taxes;

          (i)  the  Company  is not a  party  to any  tax  sharing,  allocation, indemnity or similar agreement or arrangement (whether or not written);

                     Membership Interest Purchase Agreement
                                       29

          (j) other than the Blonder Tongue  consolidated group, the Company has never been a member of any  consolidated,  combined,  affiliated or unitary group of corporations for any tax purposes;

          (k) there are no Liens as a result of any unpaid Taxes upon any of the assets of the Company, except for Permitted Liens;

          (l) no property or asset owned by the Company is (i)  "tax-exempt  use property"  within  the  meaning  of  section  168(h)(1)  of the Code,  (ii)
     "tax-exempt bond financed property" within the meaning of section 168(g)(5)
     of the Code, (iii) "limited use property" within the meaning of IRS Revenue
     Procedure  2001-28,  (iv) subject to section  168(g)(1)(A) of the Code, (v)
     subject to a "section  467 rental  agreement"  as defined in section 467 of the Code or (vi) subject to any  provision of any Law  comparable to any of the provisions listed above;

          (m)  the  Company  does  not  have,  nor has  ever  had,  a  permanent establishment in any country other than the United States,  and is not, nor has ever been, subject to tax in a jurisdiction outside the United States;

          (n) the Company has  disclosed  on its federal  income Tax Returns all positions taken therein that could give rise to substantial  understatement of federal income tax within the meaning of Section 6662 of the Code; and

          (o) there is no taxable  income of the  Company  that will be required under  applicable  tax law to be  reported by the  Purchaser  or any of its
     Affiliates, including the Company, for a taxable period beginning after the
     Closing Date which  taxable  income was  realized  (and  reflects  economic income) prior to the Closing Date.

     3.19 Insurance.  Schedule 3.19 lists the insurance  policies  maintained by the  Company  setting  forth in respect of each such  policy,  the policy  name, policy number,  carrier,  term,  type and amount of coverage and annual premium.
The Company has previously delivered or made available to the Purchaser true and complete  copies of all of the  material  insurance  policies,  binders or bonds maintained by or for the Company. Excluding insurance policies that have expired and been replaced in the Ordinary  Course of Business,  no insurance  policy has been cancelled within the last two (2) years and to the Company's Knowledge,  no threat has been made to cancel any insurance  policy of the Company  during such period.  The  Company  is  insured  against  such  risks and in such  amounts as required under any Contract, Permit or Requirement of Law. All of such insurance policies are in full force and effect,  all premiums  with respect  thereto have been paid  through  the  Closing  Date and no notice  of  cancellation  has been received,  and the Company is not in material default with respect to any of its obligations under any of such insurance policies.

     3.20 Environmental Matters. Except as set forth on Schedule 3.20:

          (a)  the  Company  is  and  has  been  in  material   compliance  with
     Environmental   Laws,   which   compliance   includes  the  possession  and
     maintenance  of  all  Permits,  approvals  or  consents  required  by  such
     Environmental Laws to operate the Business as currently operated;

                     Membership Interest Purchase Agreement
                                       30

          (b) there are no claims or proceedings pending or, to the Knowledge of the Company,  threatened  against the Company  alleging the violation of or liability  under any  Environmental  Laws,  including  any claims  alleging liability as a result of exposure to hazardous or toxic materials; and

          (c) The Company is not aware of any facts, circumstances or conditions that  could  reasonably  be  expected  to result in the  Company  incurring liabilities under  Environmental Laws in excess of $10,000  individually or
     $25,000 in the aggregate.

     3.21  Accounts  Receivable  and  Payable.  All accounts  receivable  of the
Company (i) represent  valid  obligations  arising from bona fide sales actually made or services  actually  performed in the Ordinary Course of Business and are payable on  ordinary  trade  terms,  except  for the  Specified  Party  Accounts
Receivable and (ii) are valid and legally binding  obligations of the respective debtors,  enforceable  in  accordance  with their  terms.  The  Company  records allowances for doubtful accounts on a monthly basis of $5,000 or 4% of the gross accounts receivable, whichever is higher. Except for the BT Note and amounts due to Hybrid,  all accounts payable of the Company reflected on the Interim Balance
Sheet or arising after the date thereof are the result of bona fide transactions in the  Ordinary  Course of  Business  and have been paid or are not yet due and payable.

     3.22  Affiliate  Transactions.  Except as set forth on Schedule  3.22,  the
Company is not a party to any  Contract  or  arrangement,  or  indebted,  either directly or  indirectly,  to any of its  officers,  directors or equity  holders
(including the Seller) or any member of their immediate families or any of their respective  Affiliates  ("Related  Persons") or to any Affiliate of the Company,
except for the  payment  of  employee  compensation  in the  Ordinary  Course of
Business,  nor does any Related Person owe any amount to the Company nor has the
Company  committed to make any loan or extend or guarantee  credit to or for the benefit of any Related  Person and (ii) none of such  persons is indebted to the
Company.

     3.23  Sufficiency  of Assets.  The assets of the Company  are  structurally sound, are in operating  condition and repair,  and are adequate for the uses to which they are being put. Such assets are not in need of  maintenance or repairs except for ordinary,  routine  maintenance  and repairs that are not material in nature or cost.  Except as set forth on  Schedule  3.23(a),  the  assets  owned, leased or licensed by the Company are  sufficient  for the continued  conduct of the Company's  Business  after the Closing in  substantially  the same manner as conducted  prior to the Closing,  except that (i) the  Registered  Marks will be transferred  to Blonder  Tongue prior to Closing and the Company will be granted certain rights to use the Registered Marks as set forth in Section 6.9(b) below, and (ii) the Company  will be granted  certain  rights to use the Domain Name as set forth in Section 6.9(c) below. The Company owns good and marketable title to all of its  tangible  and  intangible  assets,  free and  clear of any Liens and
Restrictions,  except  Permitted  Liens,  Liens to be released  upon the Closing which are set forth on  Schedule  3.23(b) and those  Liens or  Restrictions  set forth on Schedule 3.23(c).

     3.24  Blonder  Tongue Debt  Obligations.  The  promissory  note made by the
Company in favor of Blonder Tongue,  dated as of July 31, 2002, in the amount of up to  $6,000,000  (the "BT Note") has not been  amended,  revised,  modified or

                     Membership Interest Purchase Agreement
                                       31

supplemented  and represents the only outstanding debt obligation of the Company to Blonder Tongue,  other than changes in the principal amount  outstanding from time to time to reflect the value of goods and  services  obtained  from Blonder
Tongue.  The  outstanding  principal  and  interest  under the BT Note as of the
Closing Date is $2,135,320.87 principal and $ 1,384,134.00 interest. The Company has delivered a true,  correct and complete copy of the BT Note to Purchaser and will provide an updated Grid (as defined in the BT Note) as of the Closing Date.

     3.25 Books and Records.  The Books and Records are in all material respects accurate and correct and have been maintained in the Ordinary Course of Business and in  accordance  with all  Requirements  of Law insofar as they relate to the maintenance of such Books and Records, except (i) for the recordation of journal entries and/or the classification of certain assets,  liabilities,  expenses and items of income on the Books and Records related to the exceptions from GAAP set forth on Schedule  3.7,  and (ii) that the  Company  has not had formal  regular meetings of its members,  nor has it prepared or maintained  written  records of all meetings or actions taken by its Managing  Membership  Committee or Managing
Members.  The Company has delivered (or made  available for  inspection,  to the extent that delivery is  unfeasible) to the Purchaser true and correct copies of all Books and Records.

     3.26  Banks;  Power of  Attorney.  Schedule  3.26  contains a complete  and correct  list of the names and  locations  of all banks in which the Company has accounts or safe deposit  boxes and the names of all persons  authorized to draw thereon or to have  access  thereto.  Except as set forth on Schedule  3.26,  no person holds a power of attorney to act on behalf of the Company.

     3.27 No Brokers or Finders.  The Company has no liability or obligation for any  financial  advisory  fees,  brokerage  fees,  commissions  or finder's fees directly or  indirectly to any broker,  finder or agent in connection  with this
Agreement or the transactions contemplated hereby.

     3.28 No Other  Representations  or  Warranties.  Except for the  provisions contained in this Article III and statements made in any  certificate  delivered pursuant to this Agreement or any of the Company Documents,  neither the Company nor any other Person on the Company's  behalf makes any other express or implied representations or warranties, written or oral, related to this Agreement or the transactions contemplated hereby.

           ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents to the Purchaser, as of the Closing Date, as follows:

     4.1 Existence and Authority. The Seller is organized,  validly existing and in good  standing  under the laws of its  jurisdiction  of formation and has all requisite  power and  authority to conduct its business as heretofor  conducted.
The Seller is qualified  and in good  standing in every  jurisdiction  where the
Seller  is  required  to be so  qualified  as a result of the  ownership  of the
Seller's  Interests  and  where  required  in  order  to  perform  the  Seller's obligations  arising under, and to consummate the  transactions  contemplated by this  Agreement and each other  agreement,  document,  instrument or certificate

                     Membership Interest Purchase Agreement
                                       32

contemplated  by this Agreement to be executed by the Seller in connection  with the consummation of the transactions  contemplated hereby to which the Seller is a party (the "Seller Documents").

     4.2  Authorization  and Validity.  This Agreement and each Seller Document, and the consummation of each of the transactions contemplated to be performed by
Seller hereby and thereby, has been duly authorized and approved by all required action on the part of the Seller.  The Seller has the requisite  corporate power and  authority  to execute and  deliver  this  Agreement  and each of the Seller
Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated to be performed by Seller hereby and thereby. This
Agreement has been, and each of the Seller  Documents will be at or prior to the
Closing, duly and validly executed and delivered by the Seller and (assuming due authorization,  execution  and delivery by the  Purchaser  and the Company) this
Agreement  constitutes  and each other  Seller  Document  when so  executed  and delivered will constitute  legal,  valid and binding  obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

     4.3 Governmental and Third-Person Consents. Except as set forth on Schedule
4.3, no notices,  reports or other filings are required to be made by the Seller with, nor are any consents, registrations, approvals, Applicable Orders, Permits or  authorizations  required  to be obtained by Seller  from,  any  Governmental
Authority  or any other Person in  connection  with the  execution,  delivery or performance  of this  Agreement and the other Seller  Documents by Seller or the consummation of the transactions contemplated hereby and thereby.

     4.4 No  Conflicts.  Except as set forth on  Schedule  4.4,  the  execution, delivery and  performance  by the Seller of this Agreement and each of the other
Seller  Documents  does  not,  and the  consummation  by it of the  transactions contemplated  hereby and thereby or the compliance by the Seller with any of the provisions of this Agreement or the Seller Documents does not:

          (a) create any Lien or Restrictions on the Seller's Interests; or

          (b) conflict  with,  result in any  violation  of or default  (with or without notice or lapse of time, or both) under, or give rise to a right of termination,  acceleration or cancellation  under, any provision of (i) the
     Constituent  Documents  of  the  Seller,  (ii)  any  Requirement  of Law or
     Applicable  Order or (iii) any  Contract  or Permit of, or binding  on, the
     Seller or by which any of the properties or assets of the Seller is bound.

     4.5 Title.  The Seller is the record and beneficial owner of the Interests.
The  Seller  has good  title to the  Interests,  free and clear of all Liens and
Restrictions,  and has the power and  authority  to sell,  transfer,  assign and deliver such  Interests as provided in this  Agreement  and such  delivery  will convey to the Purchaser good and marketable  title to such  Interests,  free and clear  of any and  all  Liens  and  Restrictions.  There  are no  authorized  or outstanding  warrants,  options or rights of any kind to acquire from the Seller any equity or debt  interests  of the Company or interests  convertible  into or exchangeable  for  equity  or  debt  interests  of the  Company,  including  the
Interests. There are no voting trusts, irrevocable proxies or other Contracts or understandings  to which the Seller is a party or is bound  with  respect to the voting or consent of any of the Interests.

                   Membership Interest Purchase Agreement
                                       33

     4.6 Litigation.  There are no actions, suits,  proceedings,  investigations
(to Seller's  Knowledge)  or claims now pending or, to the  Seller's  Knowledge, threatened,  in arbitration  or before any  Governmental  Authority,  against or affecting  the Seller  that  question  the  validity or  enforceability  of this
Agreement, the Seller Documents or any action contemplated herein or therein.

     4.7 Section 1445.  The Seller is not a foreign person within the meaning of
Section 1445 of the Code.

     4.8 No Brokers or Finders.  The Seller has no liability or  obligation  for any  financial  advisory  fees,  brokerage  fees,  commissions  or finder's fees directly or  indirectly to any broker,  finder or agent in connection  with this
Agreement or the transactions contemplated hereby.

     4.9 No Other  Representations  or  Warranties.  Except  for the  provisions contained in this Article IV and statements  made in any  certificate  delivered pursuant to this  Agreement or any of the Seller  Documents,  neither the Seller nor any other Person on the Seller's  behalf makes any other  express or implied representations or warranties, either written or oral, related to this Agreement or the transactions contemplated hereby.

          ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents to the Company and the Seller as follows:

     5.1 Existence and Authority. The Purchaser is a formed and validly existing limited  liability  company  in good  standing  under  the laws of the  State of
Delaware and has the limited  liability  company  power and  authority to own or lease its current assets and carry on its business as currently conducted and is duly qualified to do business in each jurisdiction  where the ownership or lease and operation of its property and assets or the conduct of its business requires such qualification.

     5.2  Authorization  and Validity.  This Agreement and each other agreement, document,  instrument or  certificate  contemplated  by this  Agreement or to be executed by the Purchaser in connection  with the  transactions  contemplated by this Agreement (the "Purchaser Documents"),  and the consummation of each of the transactions  contemplated  hereby and  thereby,  has been duly  authorized  and approved by all required action on the part of the Purchaser.  The Purchaser has the requisite limited liability company power,  authority and legal authority to execute and deliver  this  Agreement  and each of the  Purchaser  Documents,  to
perform  its  obligations   hereunder  and  thereunder  and  to  consummate  the
transactions  contemplated hereby and thereby. This Agreement has been, and each of the Purchaser Documents will be at or prior to the Closing,  duly and validly executed  and  delivery  by  the  Purchaser  and  (assuming  due  authorization, execution and delivery by the Company and the Seller) this Agreement constitutes and each other Purchaser Document when so executed and delivered will constitute legal, valid and binding  obligations of the Purchaser,  enforceable against the
Purchaser in accordance with their respective terms.

     5.3 Governmental and Third-Person Consents. Except as set forth on Schedule
5.3,  no  notices,  reports  or other  filings  are  required  to be made by the
Purchaser  with,  nor are any  consents,  registrations,  approvals,  Applicable
Orders, Permits or authorizations required to be obtained by the Purchaser from,

                   Membership Interest Purchase Agreement
                                       34

any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement and the other Purchaser  Documents by it and  the  consummation  by it of the  transactions  contemplated  hereby  and thereby.

     5.4 No Conflicts. The execution,  delivery and performance by the Purchaser of this  Agreement and each of the other  Purchaser  Documents does not, and the consummation  of  the  transactions  contemplated  hereby  and  thereby  or  the compliance by the Purchaser  with any of the provisions of this Agreement or the
Purchaser Documents does not:

          (a) create any Lien or violate any  Restriction  on the  properties or assets of the Purchaser; or

          (b) conflict  with,  result in any  violation  of or default  (with or without notice or lapse of time, or both) under, or give rise to a right of termination,  acceleration or cancellation  under, any provision of (i) its
     Constituent  Documents,  (ii) any Requirement of Law or Applicable Order or
     (iii) any  Contract or Permit of, or binding on, the  Purchaser or by which any of the properties or assets of the Purchaser is bound.

     5.5 Litigation.  There are no actions, suits,  proceedings,  investigations
(to  Purchaser's  knowledge)  or  claims  now  pending  or,  to the  Purchaser's knowledge,  threatened,  in  arbitration or before any  Governmental  Authority, against or affecting the Purchaser that question the validity or  enforceability of this Agreement, the Purchaser Documents or any action contemplated herein.

     5.6 No  Brokers  or  Finders.  Except as set  forth on  Schedule  5.6,  the
Purchaser  has not incurred  any  liability  for any  financial  advisory  fees,
brokerage  fees,   commissions  or  finder's  fees  directly  or  indirectly  in connection with this Agreement or the transactions  contemplated  hereby and, to the  extent it does  incur any such  liability,  the  Purchaser  alone  shall be responsible for the payment of such fees.

     5.7 Investor Representations. The Purchaser (i) is an "accredited investor"
as that term is defined in Rule 501(a)  promulgated  under the Securities Act of
1933, as amended (the "Securities  Act"),  (ii) has the requisite  knowledge and experience  in financial and business  matters to be capable of  evaluating  the merits  and  risks  of an  investment  in the  Company  and is able to bear  the economic  risk  of  this  investment,  (iii)  is  acquiring  the  Interests  for investment  for its own  account  and  not  with a view  to,  or for  resale  in connection with, any  distribution  thereof in violation of any securities laws,
(iv)  understands  that  the  Interests  have  not  been  registered  under  the
Securities Act and (v) understands the nature of the Business and has been given an opportunity to evaluate the Business from an investment standpoint.

     5.8 No Other  Representations  or  Warranties.  Except  for the  provisions contained in this Article V and  statements  made in any  certificate  delivered pursuant  to this  Agreement  or any of the  Purchaser  Documents,  neither  the
Purchaser nor any other Person on the Purchaser's behalf makes any other express or implied  representations  or warranties,  either written or oral,  related to this Agreement or the transactions contemplated hereby.

                   Membership Interest Purchase Agreement
                                       35

                             ARTICLE VI - COVENANTS

     6.1 Company Guarantees. The Purchaser shall use its commercially reasonable efforts  to  obtain  from the  respective  beneficiary,  in form  and  substance reasonably  satisfactory to Blonder Tongue, on or before the Closing,  valid and binding  written  releases of Blonder  Tongue from any  liability or  obligation under any Company Guarantees in effect as of the Closing, including by providing substitute  guarantees  or making other  arrangements  as the  counterparty  may reasonably  request.  If any Company  Guarantee  has not been released as of the
Closing  Date,  then  the  Purchaser  shall  continue  to use  its  commercially reasonable  efforts  after the  Closing  to cause each such  unreleased  Company
Guarantee  to be  released  promptly  and agrees to  indemnify,  defend and hold
Blonder Tongue  harmless from and against any Losses arising from or relating to any Company  Guarantees,  including any Company Guarantees set forth on Schedule
6.1.

     6.2 Further  Assurances.  Each of the Purchaser and the Seller is executing and delivering, or will execute and deliver promptly, as applicable,  such other bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (at the requesting  party's expense) as the Purchaser or Seller  reasonably has requested or will request to vest in the
Purchaser all of the Seller's right, title and interest in and to the Interests.

     6.3 Access and Preservation of Books and Records. The Purchaser will retain all Books and Records  for a period of seven (7) years  after the Closing  Date.
The Purchaser  will,  upon  reasonable  notice,  afford to Blonder  Tongue,  its
Affiliates  and its  representatives  access  (including  the  right  to copy at
Blonder Tongue's expense) during normal business hours to such Books and Records
(prior to their  destruction)  as Blonder  Tongue or any of its  Affiliates  may
reasonably   request  for  purposes   related  to  this   Agreement  or  to  the
determination of any matter related to any period (or portion thereof) ending at or before the Effective Time.

     6.4 Tax Matters.

          (a)  Seller's  Liability  for  Taxes.  Except as  otherwise  set forth herein,  the Seller shall be liable for, and shall  indemnify the Purchaser for, all Losses in respect of:

               (i) any Taxes imposed on the Company or for which the Company may otherwise be liable for (A) any taxable year or period that ends prior to the  Closing  Date and (B) for the portion of any  Straddle  Period ending  prior to the Closing Date  (determined  as provided in Section
          6.4(c));

               (ii) any Taxes for which the Seller is  responsible  pursuant  to
          Section 6.4(j);

               (iii) any Taxes imposed on any member of a consolidated, combined or unitary group of which the Company (or any predecessor  thereof) is or was a member prior to the Closing  Date, by reason of the liability of the  Company  (or any  predecessor  thereof),  pursuant to Treasury
          Regulation  Section  1.1502-6(a)  (or  any  predecessor  or  successor thereof or any analogous or similar Requirement of Law);

                   Membership Interest Purchase Agreement
                                       36

               (iv) any  failure  to  perform  any  covenant  contained  in this
          Agreement to be performed by the Company or the Seller with respect to
          Taxes, including this Section 6.4;

               (v) any failure of any of the representations made by the Company in Section  3.18 to be true and  correct in all  respects  (calculated without regard to any qualification  related to materiality  contained therein);

               (vi) any claims by any  Taxing  Authority  or other  Governmental
          Authority  (other than for Taxes) against the Purchaser,  the Company, any Affiliate thereof or any of their respective officers,  directors, employees or agents, related to, or arising directly or indirectly out of, Seller's fraud, gross negligence,  bad faith or willful misconduct in connection with its  representation  of the Company as contemplated by Section 6.4(f); and

               (vii)  without  duplication,  any Losses  related  to, or arising directly or  indirectly  out of the matters  addressed in this Section
          6.4.

          (b) Purchaser Tax Matters.  Except as otherwise set forth herein,  the
     Purchaser  shall be liable for,  and shall  indemnify  the Seller for,  all
     Losses in respect of:

               (i)  any  failure  to  perform  any  covenant  contained  in this
          Agreement  to be  performed by the  Purchaser  (or,  after the Closing
          Date, the Company) with respect to Taxes,  including this Section 6.4;
          and

               (ii)  without  duplication,  any  Losses  related  to, or arising directly or  indirectly  out of the matters  addressed in this Section
          6.4.

          (c) Straddle Period Tax Allocation. The Seller and the Purchaser will, unless  prohibited by any  Requirement  of Law, close the taxable period of the Company as of the Effective Time. If applicable law does not permit the
     Company to close its taxable year as of the  Effective  Time or in any case in which Taxes are assessed with respect to a taxable period which includes the Effective Time (but does not begin or end as of such time) (a "Straddle
     Period"),  the Taxes,  if any,  attributable  to a Straddle Period shall be allocated  (i) to the  Seller for the  period up to and  including  the day preceding  the  Closing  Date  and  (ii) to the  Purchaser  for the  period beginning  on the Closing  Date.  Any  allocation  of income or  deductions required to determine any Taxes  attributable to a Straddle Period shall be made by means of a closing of the books and  records  of the  Company as of the Effective Time, provided that exemptions, allowances or deductions that are  calculated  on  an  annual  basis  (including,  but  not  limited  to, depreciation and amortization  deductions)  shall be allocated  between the period  ending  at the  Effective  Time  and the  period  beginning  on the
     Effective Time in proportion to the number of days in each such period, and provided  further  that  property  Taxes  whose  lien  date is prior to the
     Closing Date shall be allocated to the period prior to the Closing Date.

          (d) Adjustment to Purchase  Price.  Any payment under this Section 6.4 shall  be  reflected  on the  books  of each of the  parties  hereto  as an adjustment to the Final Purchase Price,

          (e) Filing of Tax Returns and Payment of Taxes.

                   Membership Interest Purchase Agreement
                                       37

               (i) The  Seller  shall file or cause to be filed when due all Tax
          Returns  required  to be filed by or with  respect to the  Company for taxable years or periods  ending before the Closing Date and shall pay or cause to be paid any Taxes due in respect of such Tax Returns,  and all such Tax Returns  shall be prepared  in a manner  consistent  with this Agreement and with prior practice.  Unless contrary to applicable
          Law,  the Seller  shall  provide  the  Purchaser  with  copies of such completed  Tax Returns at least twenty (20) days prior to the due date
          for  filing  thereof,  along  with  supporting  workpapers,   for  the
          Purchaser's review and approval,  such approval not to be unreasonably withheld or delayed  (except to the extent that the required  time for filing  the same does not allow  sufficient  time for a 20 day  review period,  Seller will use reasonable best efforts to allow Purchaser as much time as is  reasonably  possible).  The Seller and the  Purchaser shall  attempt in good faith to resolve  any  disagreements  regarding such Tax Returns  prior to the due date for filing.  In the event that the Seller and the  Purchaser  are unable to resolve any dispute  with respect  to such Tax  Return at least  ten (10) days  prior to the due date for filing,  such dispute  shall be resolved  pursuant to Section
          6.4(k), which resolution shall be binding on the parties.

               (ii) Following the Closing,  the Purchaser shall file or cause to be filed all Tax Returns  required  to be filed by or with  respect to the  Company  for  taxable  years or  periods  ending  on or after the
          Closing  Date and,  subject to the  rights to payment  from the Seller under  Section  6.4(e)(iii),  and to review by the Seller (in the same manner  as  prescribed  under  Section  6.4(e)(i)  above)  for any Tax
          Returns for Taxes for which the Purchaser is to be  indemnified  under
          Section 6.4(a), pay or cause to be paid all Taxes shown due thereon.

               (iii)  Not  later  than  ten  days  prior to the due date for the payment  of Taxes  on any Tax  Returns  which  the  Purchaser  has the responsibility  to cause to be filed  pursuant to Section  6.4(e)(ii), the  Seller  shall  pay to the  Purchaser  the  amount  of  Taxes,  as reasonably determined by the Purchaser, owed by the Seller pursuant to the provisions of Section 6.4(a).  No payment pursuant to this Section
          6.4(e)(iii)   shall   excuse  the  Seller  from  its   indemnification
          obligations  pursuant  to  Section  6.4(a)  if the  amount of Taxes as ultimately  determined (on audit or otherwise) for the periods covered by such Tax  Returns  exceeds the amount of the Seller  payment  under this Section 6.4(e)(iii).

          (f) Contests.

               (i) If notice of any  administrative,  legal or other  proceeding with respect to Taxes of the Company (a "Tax Claim") shall be received by either party for which the other party may  reasonably  be expected to be liable  pursuant to Section  6.4(a),  the  notified  party shall notify  such  other  party in  writing  of such Tax  Claim;  provided, however,  that the  failure  of the  notified  party to give the other party notice as provided  herein shall not relieve such other party of its obligations  under this Section 6.4, except to the extent that the other party is actually and materially prejudiced thereby. For purpose of this  Section  6.4(f),  the term "Tax Claim" shall also include any administrative,  legal or other proceeding relating to Taxes, that may arise without  notification,  including,  without limitation,  where a party who  reasonably  expected  to be liable for Taxes of the Company initiates such an administrative, legal or other proceeding.

               (ii) To the extent  such Tax Claim is subject to  indemnification by the Seller pursuant to Section 6.4(a) hereof, the Seller shall have the exclusive right, at its own expense, to represent the interests of

                   Membership Interest Purchase Agreement
                                       38

          the  Company in such Tax Claim and to employ  counsel of its choice at its own  expense;  provided,  however,  the Seller  shall  provide the
          Purchaser and the Company with copies of all correspondence related to any such Tax Claim and shall keep  Purchaser and the Company  apprised of any developments related thereto;  provided further that unless any settlement, compromise or disposition of such Tax Claim will not under any circumstances cause any adverse tax consequences whatsoever to the
          Company in any period  subsequent  to the Effective  Time,  the Seller shall not so compromise,  settle or otherwise dispose of any Tax Claim without  the  consent of the  Purchaser,  which  consent  shall not be unreasonably  withheld,  conditioned or delayed; and provided further, that  notwithstanding the foregoing,  in the event the Seller does not elect to exercise its  exclusive  right to represent  the interests of the Company with respect to any Tax Claim as described in this Section
          6.4(f)(ii),  the Purchaser  shall have the sole and exclusive right to represent the interests of the Company in, and otherwise control, such
          Tax  Claim  (including  any  settlement,   compromise  or  disposition
          thereof),  at the Seller's sole expense.  The Purchaser  shall provide such  authorizations and documentation  (including powers of attorney)
          as are  reasonably  necessary  to enable the Seller to  represent  the interests of the Company as set forth herein.

               (iii)  Except as set forth in  Section  6.4(f)(ii),  neither  the
          Purchaser nor the Company  shall enter into any closing  agreement (as defined in Section 7121 of the Code,  or any  comparable  provision of state, county, local or foreign law) which is binding on the Seller or the Company for any taxable  period  ending  before the Closing  Date, without the prior written  consent of the Seller,  which consent shall not  be  unreasonably  withheld,  delayed  or  conditioned;  provided, however,  that this sentence shall only apply if the closing agreement relates to Taxes for which  Purchaser  is entitled to  indemnification under Section 6.4(a).  Further,  neither the Purchaser nor the Company shall agree to any settlement  concerning Taxes for any taxable period ending on or after the Closing Date which may result in an increase in
          Taxes of the  Seller  or the  Company  (for  which  the  Purchaser  is entitled  to  indemnification  under  Section  6.4(a)) for any taxable period  ending prior to the Closing  Date,  without the prior  written consent  of the  Seller,  which  consent  shall  not  be  unreasonably withheld, delayed or conditioned.

          (g)  Information to be Provided by the Purchaser.  With respect to the taxable  period of the Seller for the year 2006 prior to the Closing  Date, the Purchaser will promptly cause the Company to prepare and provide to the
     Seller a package of tax information  materials (the "Tax  Package"),  which shall be completed in accordance with past practice including past practice as to providing  the  information,  schedules and work papers and as to the method of computation of separate  taxable income or other relevant measure of income of the Company. The Purchaser shall cause the Tax Package for the portion of the taxable  period ending on the Effective Time to be delivered to the Seller within sixty (60) days after the Closing Date.

          (h)  Refunds.  The  Seller  will be  entitled  to any  refund of Taxes
     (whether  taken in cash or as a credit  against  Taxes  arising  after  the
     Closing  Date)  pertaining  to the  activities or income of the Company for periods ending prior to the Closing Date.  The Purchaser  shall be entitled to any  refund  of Taxes  pertaining  to the  activities  or  income of the
     Company for periods ending on or after the Closing Date.

          (i) Assistance and Cooperation. After the Closing Date, the Seller and
     Purchaser each will:

                     Membership Interest Purchase Agreement
                                       39

               (i) assist (and cause their respective  Affiliates to assist) the other party in  preparing  any Tax Returns or reports  that such other party is responsible  for preparing and filing in accordance with this
          Section 6.4(i);

               (ii) cooperate  fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

               (iii) make available to the other and to any Taxing  Authority as reasonably requested all information,  records, and documents relating to Taxes of the Company;

               (iv) provide timely notice to the other in writing of any pending or  threatened  tax audits or  assessments  of the Company for taxable periods  for which the other may have a liability  under this  Section
          6.4; and

               (v) furnish the other with copies of all correspondence  received from any taxing  authority in  connection  with any Tax Claim or other audit or information request with respect to any such taxable period.

          (j)  Transfer  Taxes.  The  Seller  and the  Purchaser  shall  each be responsible for any Taxes in the nature of excise, sales, use, value added, transfer (including real property transfer or gains),  stamp,  documentary, filing,  recordation and any other similar taxes (and any Taxes relating to such  Taxes) that may be imposed,  assessed  or  determined  to be due as a result of the transfer of the Interests in accordance with their respective liability for such Taxes under the laws of the  jurisdiction  imposing such
     Taxes.  Seller and Purchaser shall cooperate with one another to establish, memorialize,  and/or substantiate any exemptions that may be available with respect to any Taxes.

          (k) Disputes. Any dispute as to any matter covered by this Section 6.4 shall be resolved by the Independent  Accountant.  The fees and expenses of the  Independent  Accountant in such capacity shall be borne equally by the
     Seller,  on the one hand,  and the  Purchaser on the other.  If any dispute with respect to a Tax Return is not resolved  prior to the due date of such
     Tax Return,  such Tax Return  shall be filed in the manner  which the party responsible for preparing such Tax Return deems correct; provided, however, that by making such filing, the filing party shall not be released from any liability for Losses for which it may be liable under this Section 6.4.

          (l) Limitations. Any claim for indemnity under this Section 6.4 may be made at any time  prior to sixty  (60)  days  after the  expiration  of the statute  of  limitations  applicable  to such  Taxes  with  respect  to the relevant  taxable  period  (including  all  periods of  extension,  whether automatic or permissive). The Purchaser may satisfy any claim for indemnity by the  Purchaser  against  the Seller  under this  Section  6.4 out of the
     Escrow Fund in the manner  contemplated by the Escrow Agreement and, to the extent that the funds  therein  are  insufficient  to cover such claim,  by proceeding directly against the Seller.

          (m) Exclusivity.  The indemnification provided for in this Section 6.4 shall be the sole remedy for any claim in respect of Taxes. In the event of a conflict between the provisions of this Section 6.4, on the one hand, and the  provisions  of Article  VIII,  on the other,  the  provisions  of this

                     Membership Interest Purchase Agreement
                                       40

     Section 6.4 shall control.  For the avoidance of doubt, the limitations set forth in Section 8.4 hereof  shall not apply to any claim made  pursuant to this Section 6.4.

          (n) Tax Records Retention. Purchaser hereby agrees that it will retain
     (or  cause  Company  to  retain),  until  sixty  (60)  days  following  the applicable statutes of limitations (including extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which may be  relevant  to such Tax  Returns of the Company for all taxable periods  ending on or prior to the  Company's  taxable  year or period that includes the Closing Date. Further,  the Purchaser agrees not to destroy or otherwise  dispose of such Tax Returns and other  materials  without  first providing the Seller with a reasonable  opportunity to review and copy such items.

     6.5  Publicity.  The  Purchaser  and Blonder  Tongue will consult with each other and have an  opportunity  to review and  comment on the  substance  of the initial  public  disclosure of matters  related to this  Agreement or any of the
transactions   contemplated   hereby,   including   press  releases  and  public
announcements;  provided, that (i) to the extent such disclosure is necessary to comply with any Requirement of Law, all responsive  comments must be provided to the other  party  within one (1)  business  day after  receipt  of a  disclosure document for review,  (ii) for any disclosure document not covered by clause (i)
above,  all responsive  comments must be provided to the other party within five
(5) business  days after  receipt of a disclosure  document for review and (iii)
each  party may make  such  disclosures  as are  necessary  to  comply  with any
Requirement  of Law after  making good faith  efforts to consult  with the other party.

     6.6 Related-Party Transactions. Except as set forth on Schedule 6.6 or with respect  to the  payments  due  from  Telepro  and  Priority  Communications  in connection  with the Specified  Party  Accounts  Receivable,  on or prior to the
Closing  Date the  Company  shall have (i)  terminated  all  Contracts  with any
Affiliates of the Company and the Seller and (ii) delivered releases executed by such parties with whom the Company has  terminated  such  Contracts  pursuant to this Section 6.6 providing that no further  payments are due, or may become due, under or in respect of any such terminated Contacts;  provided, that in no event shall the Company or the Purchaser pay any fee or otherwise incur any expense or financial exposure with respect to any such termination or release.

     6.7 Employment  Matters.  With respect to each Service Technician  actively employed by Seller on the Closing  Date,  (i)  effective as of the Closing Date,
Blonder Tongue shall  terminate the employment of such Service  Technicians  and
(ii) commencing as of the date immediately following the Closing Date, Purchaser or one of its Affiliates shall offer an immediate, full-time employment position to each such Service  Technician on an at-will basis, with job duties and salary substantially  similar  to such  Service  Technician's  job duties and salary at
Blonder Tongue immediately prior to Closing.

     6.8  Non-Competition.  For a period  of two (2)  years  from and  after the
Closing  Date,  the Seller  shall not,  and shall cause its  Affiliates  not to, directly or indirectly,  own, manage, engage in, operate,  control, maintain any interest  in  (proprietary,  financial  or  otherwise)  or  participate  in  the ownership,  management,  operation  or  control  of,  any  business,  whether in corporate,  proprietorship  or  partnership  form or  otherwise,  engaged in the
Business, in each case in the States of Texas, Florida, Georgia, South Carolina,
Alabama, North Carolina, Tennessee,  Louisiana, Kentucky and Mississippi (each a
"Restricted  Business");  provided,  however, that the restrictions contained in

                     Membership Interest Purchase Agreement
                                       41

this Section 6.8 shall not (i) restrict the acquisition by the Seller,  directly or indirectly,  of less than five percent (5%) of the outstanding  capital stock of any publicly-traded  company engaged in a Restricted Business,  (ii) restrict any activities of Hybrid  Networks LLC ("Hybrid")  after the date hereof similar to the Business of the Company  involving  transactions  with Archstone Smith or
Forest  City or any of their  respective  Affiliates  or (iii) be binding on any third party purchaser of Hybrid, whether by purchase of all or substantially all of the membership  interests or assets of Hybrid,  or by merger or consolidation
(regardless  of whether or not Hybrid is the surviving  entity in such merger or consolidation) or otherwise,  provided,  that such purchaser is not an Affiliate of Blonder  Tongue,  nor will any of the foregoing  restrictions be binding upon
Hybrid  following  such third party  membership  interest  acquisition,  merger, consolidation or similar transaction. Notwithstanding the foregoing, in no event shall sales of  services or  equipment  sold in the  ordinary  course of Blonder
Tongue's business be deemed to violate this Section 6.8.

     6.9  Corporate  Name;   Registered   Marks;   Domain  Name.  The  Purchaser
acknowledges  that each of the Corporate Name,  Registered Marks and Domain Name
includes a direct  reference  to Blonder  Tongue  through the  incorporation  of
Blonder  Tongue's  ticker  symbol used on the American  Stock  Exchange,  "BDR."
Accordingly, the parties agree to the following:

          (a) The Purchaser shall, as soon as reasonably  practicable  after the
     Closing  Date,  but in no event  longer than six (6) months  following  the
     Closing  Date (or such  longer  period of time as  Blonder  Tongue  and the
     Purchaser may mutually  agree upon in writing) (i) change the legal name of the Company in its jurisdiction of formation and in all jurisdictions where the Company is  qualified to do  business,  (ii) cease using the  Corporate
     Name for any and all purposes  (including in connection with any marketing, sales or promotional materials),  except that the Purchaser and the Company shall have the right,  for a period of three (3) months  following the date the  Company's  name is  legally  changed,  to state that the  Company  was formerly  known  as "BDR  Broadband,  LLC" or  "BDR  Broadband,"  provided, however,  that in each such  instance,  the  Purchaser or the  Company,  as applicable,  shall  clarify that the Company is no longer  affiliated  with
     Blonder  Tongue,  and  (iii)  take  any and all  other  actions  reasonably necessary in connection  with the  cessation of use of the Corporate  Name.
     Subject to the limitations set forth in this Section 6.9(a), and the rights contemplated  to be retained by Blonder Tongue or licensed to a third party under Section  6.9(d)  hereof,  effective as of the Closing  Date,  Blonder
     Tongue hereby grants the Company an exclusive, worldwide, non-transferable, royalty-free,  fully paid-up right and license to use the Corporate Name as it is currently being used in connection with the operation of the Business by the  Company  (and for no other  purpose)  for a period  ending  six (6)
     months  after the Closing  Date.  Notwithstanding  the  foregoing,  Blonder
     Tongue  shall  be  entitled  to use the  Corporate  Name in any  disclosure pursuant to applicable securities laws.

          (b) On or prior to the date of Closing  Date,  the Company  shall make the Trademark  Assignment  to Blonder  Tongue,  and Blonder  Tongue and the
     Company shall take all action necessary, both before and after the Closing, to effectuate and perfect the Trademark  Assignment.  Subject to the rights contemplated  to be retained by Blonder Tongue or licensed to a third party under  Section  6.9(d)  hereof,  effective as of even date as the effective date of the Trademark Assignment,  Blonder Tongue hereby grants the Company an  exclusive,  worldwide,  non-transferable,  royalty-free,  fully paid-up right and  license  to use the  Registered  Mark "BDR  Broadband"  as it is
     currently  being used in  connection  with the operation of the Business by

                     Membership Interest Purchase Agreement
                                       42

     the Company (and for no other  purpose) for a period  ending six (6) months after the Closing Date (or such longer period of time as Blonder Tongue and the Purchaser may mutually  agree upon in writing)  (the  "Registered  Mark
     License").  The Company  shall have no right to sublicense  the  Registered
     Mark License. The Registered Mark License shall automatically terminate six
     (6) months after the Closing Date (or such longer period of time as Blonder
     Tongue  and the  Purchaser  may  mutually  agree upon in  writing)  and the
     Company shall  thereafter  cease using such Registered Mark for any and all purposes, including, in connection with any marketing, sales or promotional materials.  No license is granted  hereby to use the  Registered  Mark "BDR
     Broadband,  a Blonder Tongue  Company" and in no event shall any marketing, sales or promotional  materials (whether in written,  electronic or audible form)  containing  the name "Blonder  Tongue" be used or distributed by the
     Company on or after the Closing  Date,  unless such use is  exclusively  to clarify that the Company is no longer affiliated with Blonder Tongue.

          (c) The  Domain  Name is owned and has  always  been  owned by Blonder
     Tongue  and,  prior to the date  hereof,  has been  licensed to the Company pursuant to an oral license  agreement.  Effective as of the Closing  Date,
     Blonder   Tongue  hereby  grants  the  Company  an  exclusive,   worldwide,
     non-transferable,  royalty-free, fully paid-up right and license to use the
     Domain Name for a period  ending six (6) months after the Closing Date (the
     "Domain Name License"),  provided,  however, that Seller shall be permitted to and shall remove all references to "Blonder  Tongue" or "Blonder  Tongue
     Laboratories"  from the website associated with such Domain Name within ten
     (10) days  following the Closing Date.  For six (6) months  following  such initial six month period, Blonder Tongue shall establish a redirection from the website  associated with the Domain Name to a website address  provided by the  Purchaser  to Blonder  Tongue.  The Company  shall have no right to sublicense  the Domain  Name  License.  Upon the first  anniversary  of the
     Closing Date,  Blonder Tongue shall have the right to immediately shut down the Domain Name and cease  operations  of the website  associated  with the
     Domain  Name,  it being  understood  and agreed by  Blonder  Tongue and the
     Purchaser  that the website  associated  with the Domain Name  excludes any website of the  Purchaser  or the  Company to which a Person is  redirected when using the Domain Name.

          (d) Blonder  Tongue  agrees  that,  for a period of  twenty-four  (24)
     months  after  the  Closing  Date,  none of  Blonder  Tongue  or any of its
     Affiliates  will (or will grant any  license or other  rights to any Person
     (other than the  Purchaser  or the  Company)  to) use any of the  Corporate
     Name,  Registered  Marks or Domain Name in connection with the operation or promotion of any business that  involves  providing  pay  television,  high speed internet services or any other cable television programming services, cable broadcasting services,  electronic  transmission of messages or data, or any  services  related  to any of  the  foregoing.  Notwithstanding  the foregoing,  Blonder  Tongue  or  its  Affiliates  may  use  the  name  "BDR
     Broadband"  at the Phoenix  Cable System and the Pier Village  Cable System
     until such systems are sold to a third party,  and further  provided,  that
     Blonder Tongue shall have the right to license the name "BDR  Broadband" to any  purchaser  of such  systems  exclusively  for use with respect to such systems for a period of six (6) months following the sale of such systems.

     6.10 Insurance Matters. The Company's motor vehicles shall be insured under and through Blonder  Tongue's  existing  insurance policy covering such vehicles until the Effective Time, at which time such insurance will terminate.

                     Membership Interest Purchase Agreement
                                       43

     6.11 Transaction  Expenses.  The Seller shall pay any Transaction  Expenses and any  out-of-pocket  fees and  expenses  incurred  by it or the Company on or before the Closing Date in connection with the transactions contemplated by this
Agreement  that have not been paid or accrued by the Company  (and  incorporated into the Working Capital calculation) at or prior to Closing, including all fees and expenses of Stradley Ronon Stevens & Young, LLP and all other  out-of-pocket expenses incurred by the Seller in connection with the sale or attempted sale of the  Company  and all fees and  expenses  payable by the  Seller to any  broker, finder  or  agent  in  connection  with the  transactions  contemplated  by this
Agreement.

                            ARTICLE VII - CONDITIONS

     7.1 Conditions to Each Party's  Obligation to Effect the Transactions.  The
obligation of each party hereto to effect the transactions  contemplated by this
Agreement is subject to the  fulfillment or written  waiver,  at or prior to the
Closing, of the following conditions:

          (a)   Governmental   and  Regulatory   Approvals.   All  approvals  or
     authorizations  of, filings and  registrations  with, and notifications to,
     all   Governmental   Authorities   required  to  effect  the   transactions
     contemplated  by this  Agreement,  if any, shall have been obtained or made and shall be in full force and effect and all waiting  periods  required by law shall have expired.

          (b) No  Injunction.  No  Governmental  Authority  shall have  enacted, issued,  promulgated,  enforced or entered any statute,  rule,  regulation, judgment,  decree, injunction or other Applicable Order (whether temporary, preliminary  or  permanent)  and no  action,  suit or  proceeding  shall be
     pending  or  threatened  before  any  Governmental   Authority  wherein  an
     unfavorable  result would prevent the  performance of this Agreement or the
     transactions   contemplated  hereby,   declare  unlawful  the  transactions
     contemplated  hereby,  cause such transactions to be rescinded or adversely affect the right of the  Purchaser to own the  Interests  and no Applicable
     Order shall have been entered that has any of the foregoing effects.

     7.2 Conditions to the  Obligations of the Purchaser.  The obligation of the
Purchaser  to effect  the  transaction  contemplated  hereby is  subject  to the fulfillment  or written  waiver,  at or prior to the Closing,  of the  following additional conditions:

          (a) The Company's and the Seller's Representations and Warranties. The
     representations  and  warranties  made by the  Company  and the  Seller  in
     Articles  III and  IV,  respectively,  shall  be true  and  correct  in all material respects (except for those representations and warranties that are qualified by materiality or Material  Adverse  Effect,  which shall be true and correct in all respects) on and as of the Closing  Date,  except to the extent that such  representations  and  warranties  expressly  relate to an earlier date (in which case such  representations  and warranties  shall be true and correct in all material respects (except for those representations and  warranties  that are  qualified  by  materiality  or Material  Adverse
     Effect,  which shall be true and correct in all respects) on and as of such earlier date);  and the Purchaser shall have received a signed  certificate of the Company and the Seller, as the case may be, to the foregoing effect.

                     Membership Interest Purchase Agreement
                                       44

          (b)  Consents.  All consents or  approvals  of all Persons,  including
     Governmental  Authorities,  set forth on  Schedule  7.2(b)  shall have been obtained and shall be in full force and effect.

          (c) Performance of Obligations.  The Company and the Seller shall have performed in all material  respects all of their  respective  covenants and agreements set forth in this  Agreement to the extent  required at or prior to the Closing and the Purchaser  shall have received a signed  certificate of the Company and the Seller, as the case may be, to the foregoing effect.

          (d)  Purchase  of  Interests.  The  purchase of the  Interests  by the
     Purchaser  hereunder  shall  not be  prohibited  by any  applicable  law or governmental  regulation,  shall not subject the  Purchaser to any penalty, liability or other  materially  adverse  condition under or pursuant to any applicable law and shall be permitted by the laws of the  jurisdictions  to which the Purchaser is subject.

          (e) Closing Deliveries.  The Purchaser shall have received the closing deliverables set forth in Section 2.5(b).

          (f)  Release  of  Liens.   The  Purchaser   shall  have  received  all
     instruments and documents necessary to release any and all Liens other than
     (i)  Permitted  Liens and (ii) those Liens set forth on  Schedule  3.23(c), including  appropriate  UCC  financing  statement  amendments  (termination statements).

          (g)   Resignations.   The  Purchaser   shall  have  received   written
     resignations  of each  officer or manager of the  Company and member of the
     Managing Membership Committee.

          (h) Material  Adverse Effect.  Except as set forth on Schedule 7.2(h), since the Interim Balance Sheet Date, no Material Adverse Effect shall have occurred or be existing.

          (i) Escrow  Agreement.  The Purchaser shall have received  delivery of the Escrow  Agreement duly executed and delivered by Blonder Tongue and the
     Escrow Agent.

          (j) Transition Services  Agreement.  The Purchaser shall have received delivery of the Transition  Services  Agreement,  substantially in the form attached hereto as Exhibit B attached  hereto,  duly executed and delivered by the Seller.

          (k) Supply  Agreement.  The Purchaser shall have received  delivery of that  certain  Purchase  and Supply  Agreement,  substantially  in the form attached  hereto as  Exhibit  C, duly  executed  and  delivered  by Blonder
     Tongue.

          (l) Phoenix and Pier  Village  Cable  Systems.  The Seller  shall have transferred  all of the assets and  liabilities of the Phoenix Cable System and Pier Village Cable System to an Affiliate of Blonder Tongue pursuant to documentation  reasonably satisfactory to the Purchaser, and such Affiliate shall  provide a release to the Company for any and all claims with respect to the Phoenix  Cable  System and the Pier  Village  Cable System and shall hold the  Company  harmless  for any claims  against  the  Company  arising therefrom, in form and substance reasonably satisfactory to the Purchaser.

                     Membership Interest Purchase Agreement
                                       45

          (m) BT Note.  The  Purchaser  shall have received a payoff letter (the
     "BT Payoff Letter") from Blonder Tongue in form reasonably  satisfactory to the  Purchaser  acknowledging  that the  payments to be received by Blonder
     Tongue  pursuant to Section  2.3(a) will be less than the aggregate  amount outstanding under the BT Note, but shall nonetheless be accepted by Blonder
     Tongue as payment in full and shall release all obligations thereunder, and
     Blonder  Tongue shall  deliver to the Purchaser the original BT Note marked
     "Cancelled" and "Paid in Full."

          (n) Customers.  The Purchaser shall have received a signed certificate of the Company  certifying and  representing  that there are at least 2,700
     Basic Customers  immediately prior to the Effective Time, of which at least
     1,400 must be AV Subscribers and at least 858 are either HSD Subscribers or
     AV Subscribers that also subscribe to high-speed data services.

     7.3  Conditions  to the  Obligations  of the Company  and the  Seller.  The
obligations   of  the  Company  and  the  Seller  to  effect  the   transactions
contemplated  by this  Agreement  are  subject to the  fulfillment  or waiver in writing, at or prior to the Closing, of the following additional conditions:

          (a)   The   Purchaser's    Representations    and   Warranties.    The
     representations  and warranties made by the Purchaser in Article V shall be true and correct in all material respects (except for those representations and warranties that are qualified by  materiality,  which shall be true and correct  in all  respects)  on and as of the  Closing  Date,  except to the extent that such  representations  and  warranties  expressly  relate to an earlier date (in which case such  representations  and warranties  shall be true and correct in all material respects (except for those representations and warranties that are qualified by  materiality,  which shall be true and correct in all  respects) on and as of such earlier  date);  and the Seller shall have received a signed  certificate of the Purchaser to the foregoing effect.

          (b) Performance of Obligations.  The Purchaser shall have performed in all material respects all of its covenants and agreements set forth in this
     Agreement to the extent required at or prior to the Closing; and the Seller shall have received a signed  certificate of the Purchaser to the foregoing effect.

          (c)  Sale of  Interests.  The  sale  of the  Interests  by the  Seller hereunder  shall not be prohibited by any  applicable  law or  governmental regulation, shall not subject the Seller to any penalty, liability or other materially  adverse  condition  under or pursuant to any applicable law and shall be permitted by the laws of the  jurisdictions to which the Seller is subject.

          (d) Closing  Deliverables.  The Seller shall have received the closing deliverables set forth in Section 2.5(c).

          (e) Escrow  Agreement.  The Seller shall have received delivery of the
     Escrow  Agreement  duly  executed and  delivered by the  Purchaser  and the
     Escrow Agent.

          (f)  Transition  Services  Agreement.  The Seller shall have  received delivery of that certain Transition  Services  Agreement,  substantially in the form attached  hereto as Exhibit B attached  hereto,  duly executed and delivered by the Purchaser.

                     Membership Interest Purchase Agreement
                                       46

          (g) Supply Agreement.  The Seller shall have received delivery of that certain Purchase and Supply  Agreement,  substantially in the form attached hereto as Exhibit C, duly executed and delivered by DirecPath LLC.

                ARTICLE VIII - INDEMNIFICATION AND OTHER MATTERS

     8.1 Indemnification by the Seller.  Subject to Section 8.4, the Seller will and hereby  does  indemnify  and hold the  Purchaser  and any  Affiliate  of the
Purchaser,  and their  respective  officers,  directors,  employees  and agents, harmless  from and  against any Losses  incurred by them  related to, or arising directly or indirectly out of:

          (a) any breach of a  representation  or  warranty of the Seller or the
     Company,  as applicable,  contained in this  Agreement or any  certificate, document  or  instrument  delivered  by or on behalf  of the  Seller or the
     Company, as applicable, pursuant to this Agreement;

          (b) any  breach of any  covenant  or  obligation  of the Seller or the
     Company,  as applicable,  contained in this  Agreement or any  certificate, document  or  instrument  delivered  by or on behalf  of the  Seller or the
     Company pursuant to this Agreement;

          (c) any "employee  benefit plan" (as defined in Section 3(3) of ERISA)
     or any other benefit or compensation plan,  program,  policy or arrangement with respect to which Blonder  Tongue or any trade or business  (whether or not  incorporated)  (i) under common  control within the meaning of Section
     4001(b)(1)  under ERISA with  Blonder  Tongue or (ii) which  together  with
     Blonder Tongue is treated as a single employer under Section  414(b),  (c),
     (m), (n) or (o) of the Code, has any obligation or liability (contingent or otherwise), including any liability under Title IV of ERISA;

          (d) the  employment,  or  termination  of  employment,  of any Service
     Technician  or other  employee of Blonder  Tongue or any of its  Affiliates involved with the Business of the Company in  connection  with such Service
     Technician's  or employee's  employment  with, or  termination  by, Blonder
     Tongue or any of its Affiliates;

          (e) the  ownership  and  operation of the Business at the Pier Village
     Cable System,  Phoenix Cable System, Scott Mountain Cable System and Sonoma
     Villero Cable System prior to, at, or after the Closing Date;

          (f) the  use of the  name  "BDR  Broadband"  in  connection  with  the
     Business of the Phoenix Cable System and the Pier Village Cable System;

          (g) that  certain  Telephony  Easement  and Right of Entry  Agreement, dated as of August 18,  2004,  for  Mansions in the Forest and that certain
     Telephony  Easement  and Right of Entry  Agreement,  dated as of August 18,
     2004, for The Estates-Woodland; and

          (h) any and all other obligations and liabilities of the Seller.

     8.2 Indemnification by the Purchaser. Subject to Section 8.4, the Purchaser
will and hereby does indemnify and hold the Seller and its Affiliates, and their

                     Membership Interest Purchase Agreement
                                       47

respective officers, directors,  employees and agents, harmless from and against any Losses  incurred by them related to, or arising  directly or indirectly  out of:

          (a) any  breach  of a  representation  or  warranty  of the  Purchaser contained in this  Agreement  or any  certificate,  document or  instrument delivered by or on behalf of the Purchaser pursuant to this Agreement;

          (b)  any  breach  of any  covenant  or  obligation  of  the  Purchaser contained in this  Agreement  or any  certificate,  document or  instrument delivered by or on behalf of the Purchaser pursuant to this Agreement;

          (c) the  operation of the Business of the Company or the  ownership of the Company from and after the Closing Date;

          (d) the  employment  of any Service  Technician  or other  employee by
     Purchaser or any Affiliate of Purchaser, at or after the Effective Time;

          (e) those matters set forth in Section 6.1(b); and

          (f) any and all other obligations and liabilities of the Purchaser.

     8.3 Notice of Claim.

          (a)  If  any  action  is  brought   against  any  Person  entitled  to
     indemnification pursuant to Section 8.1 or 8.2 (a "Claimant") in respect of a claim under Section 8.1 or 8.2 (an "Indemnifiable  Claim"),  the Claimant
     shall promptly notify the Indemnifying  Party (as defined below) in writing of the  institution  of such action (but the failure so to notify shall not relieve the Seller or the Purchaser,  as the case may be (the "Indemnifying
     Party"),  from any liability the Indemnifying  Party may have except to the extent such failure materially  prejudices the Indemnifying Party).  Unless otherwise  agreed to by the applicable  Claimant,  the  Indemnifying  Party shall  assume  and  direct  the  defense  of  such  action,  including  the employment  of  counsel,  and all fees,  costs  and  expenses  incurred  in connection  with  defending  or settling the  Indemnifiable  Claim shall be borne  solely  by the  Indemnifying  Party;  provided,  however,  that such counsel  shall be  satisfactory  to the  Claimant  in the  exercise  of its reasonable  judgment,  and that the Indemnifying  Party shall not settle or compromise  any claim,  other than any  settlement or compromise  involving only the payment of monetary damages,  without the prior written consent of the Claimant,  which consent shall not be unreasonably withheld or delayed.
     If the Indemnifying  Party shall undertake to settle,  compromise or defend any such asserted  liability,  it shall promptly notify the Claimant of its intention  to do so, and the Claimant  agrees to  cooperate  fully with the
     Indemnifying  Party and its counsel in the  settlement,  compromise  of, or defense against,  any such asserted liability.  Notwithstanding an election by the  Indemnifying  Party  to  assume  the  defense  of  such  action  or proceeding,  the  Claimant  shall  have  the  right to  employ  one firm of separate  counsel (and one firm of local counsel) and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees,  costs and expenses at least  quarterly),  if (i) the use of counsel  chosen by the  Indemnifying  Party to represent the Claimant would present  such  counsel  with a conflict  of  interest  or could  reasonably present  such a  conflict  at any  point  in the  representation,  (ii) the

                     Membership Interest Purchase Agreement
                                       48

     defendants in, or targets of, any such action or proceeding  include both a
     Claimant and the Indemnifying Party, and the Claimant shall have reasonably concluded  that  there  may be  legal  defenses  available  to it that  are different from or additional to those available to the  Indemnifying  Party
     (in which case the  Indemnifying  Party  shall not have the right to direct the  defense of such action or  proceeding  on behalf of the  Claimant)  or
     (iii)  the  Indemnifying  Party  shall  authorize  the  Claimant  to employ separate  counsel at the expense of the  Indemnifying  Party.  The Claimant shall cooperate in all reasonable  respects with the Indemnifying Party and such attorneys in the  investigation,  trial and defense of such lawsuit or action and any appeal arising therefrom. All costs and expenses incurred in connection with a Claimant's cooperation shall be borne by the Indemnifying
     Party.  In any event,  the Claimant shall have the right at its own expense to  participate  in the  defense  of such  asserted  liability.  The  party controlling the defense of any such asserted  liability  shall deliver,  or cause to be  delivered  to the other  party,  upon the request of the other party, copies of all correspondence, pleadings, motions, briefs, appeals or other written  statements  relating to or submitted in connection  with the defense  of any  such  claim,  and  timely  notices  of,  and the  right to participate  in (as an  observer),  any hearing or other  court  proceeding relating to such claim.

          (b) A  claim  for  indemnification  for any  matter  not  involving  a third-Person  claim  may be  asserted  by  notice  to the  party  from whom indemnification is sought; provided, however, that failure to so notify the
     Indemnifying Party shall not preclude the Claimant from any indemnification which it may claim in accordance with this Article VIII.

     8.4 Limitations.

          (a) The rights of indemnification provided in Sections 8.1 (other than in respect of a breach of the  representations  contained in Sections  3.1,
     3.3, 3.4, 4.1, 4.2 and 4.5 (each, a "Fundamental  Representation")  or with respect to any claims for  indemnification  pursuant  to  Sections  8.1(c),
     8.1(d),  8.1(e),  8.1(f),8.1(g)  and  8.1(h)  (each,  a  "Seller  Surviving
     Matter"))  and  Section  8.2  (other  than with  respect  to any claims for indemnification  pursuant to  Sections  8.2(c),  8.2(d) and 8.2(e)  (each a
     "Purchaser   Surviving  Matter"))  of  this  Agreement  shall  survive  the consummation  of the  transactions  contemplated  by this  Agreement  for a period of twelve (12) months  following  the  Closing  Date.  The rights of indemnification  provided  in Section  8.1(a) in respect of any breach of a
     Fundamental  Representation or with respect to a Seller Surviving Matter or
     Purchaser   Surviving   Matter  shall  survive  the   consummation  of  the
     transactions   contemplated   hereunder   and   shall   remain   in  effect
     indefinitely.  No claim for indemnification  hereunder may be brought after the expiration date of the aforementioned twelve (12) month survival period
     (the  "Cut-Off  Date"),  except  for  claims  of  breach  of a  Fundamental
     Representation,  a Seller Surviving Matter, a Purchaser Surviving Matter or
     claims of which the  Indemnifying  Party has been  notified in writing with
     reasonable   specificity  by  the  Claimant  prior  to  the  Cut-Off  Date.
     Notwithstanding any of the foregoing, any right to indemnification provided in Section  8.1(b) or 8.2(b)  arising  out of the breach of a covenant  set forth in this  Agreement  that extends by its terms beyond the Cut-Off Date shall  survive  until the  expiration  of the  obligation  of such covenant pursuant to its terms.

          (b) The provisions for indemnity  contained in Section 8.1(a) shall be effective only in the event that the aggregate amount of all  indemnifiable
     Losses  for  which  the  Seller  is liable  under  this  Agreement  exceeds
     $50,000.00   (other  than  in  respect  of  any  breach  of  a  Fundamental

                     Membership Interest Purchase Agreement
                                       49

     Representation),  but at such time as the  aggregate  amount of such Losses does  exceed  $50,000.00,  then  Seller  shall be liable for the  aggregate amount of all such Losses in excess of $50,000.00; provided, however, in no event shall the aggregate  indemnification  amount to be paid by the Seller with respect to all claims made under Section  8.1(a) hereof (other than in respect of any breach of a Fundamental  Representation) exceed $325,000 and in no event shall the  aggregate  indemnification  amount to be paid by the
     Seller with  respect to all claims  made under  Section  8.1(a)  exceed the
     Final Purchase Price.

          (c)  In   determining   the  foregoing   threshold  and  in  otherwise
     determining  the amount of any Losses for which a Claimant  is  entitled to assert a claim for indemnification hereunder, the amount of any such Losses shall be determined  after deducting  therefrom the amount of any insurance proceeds  (after giving effect to any  applicable  deductible or retention)
     and other third-Person  recoveries actually received by the Claimant or its
     Affiliates  in respect of such  Losses.  If an  indemnification  payment is received  by the  Claimant  or  its  Affiliates  and  the  Claimant  or its
     Affiliates  later  receive   insurance   proceeds  or  other   third-Person
     recoveries in respect of the related Losses, the Claimant shall immediately refund to the Indemnifying Party, paying last dollars first, in a sum equal in the aggregate to the lesser of (i) the actual  amount of such  insurance proceeds or other third-Person  recoveries or (ii) the actual amount of the indemnification  payment  previously  paid by the  Indemnifying  Party with respect to such Losses.

          (d) For purposes of calculating  Losses hereunder,  any materiality or
     Material Adverse Effect qualifications in the representations,  warranties, covenants and agreements shall be disregarded.

          (e) The Seller shall have no right of  contribution  or other recourse against  the  Company  or  its  respective  Company  Employees,  directors,
     Affiliates, agents, attorneys,  representatives,  assigns or successors for any Indemnifiable  Claims asserted by Claimants,  it being acknowledged and agreed that the covenants and  agreements of the Company are solely for the benefit of such Claimants.

          (f) Any amount paid under this  Article VIII shall be reflected on the books of each of the parties  hereto as an adjustment to the Final Purchase
     Price.

          (g)  Notwithstanding  anything in this Article  VIII to the  contrary, nothing in this  Article  VIII shall  apply to a claim in respect of Taxes, and all such claims shall be governed exclusively by Section 6.4 hereof.

          (h) In no event  (other  than with  respect to claims  arising  out of fraud)  shall any party be liable  for any  punitive,  treble or  exemplary damages or damages,  losses and injuries that do not flow directly from the underlying act or breach;  other than any such damages,  losses or injuries that are components of awards by claims from third parties.

                           ARTICLE IX - OTHER MATTERS

     9.1 Waiver;  Amendment.  Any provision of this  Agreement may be amended or waived,  but only if the  amendment  or waiver is in writing and signed,  in the case of the  amendment,  by the  Seller and the  Purchaser  or, in the case of a waiver,  by the party or  parties  that would have  benefited  by the  provision

                     Membership Interest Purchase Agreement
                                       50

waived. No action taken pursuant to this Agreement,  including any investigation by or on behalf of any  party,  shall be  deemed to  constitute  a waiver by the party  taking  such  action of  compliance  with any  representation,  warranty, covenant or  agreement  contained  herein.  The waiver by any party  hereto of a breach of any provision of this Agreement shall not operate or be construed as a further  or  continuing  waiver  of such  breach  or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising,  any right,  power or remedy  hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further  exercise thereof or the exercise of any other right, power or remedy.

     9.2 Expenses.  Except as otherwise  provided in this Agreement,  each party will bear all expenses incurred by it in connection with this Agreement and each other agreement,  document and instrument contemplated by this Agreement and the consummation  of the  transactions  contemplated  hereby and  thereby,  it being understood  that in no  event  shall  the  Company  bear any of such  costs  and expenses.

     9.3 Notices. All notices,  requests and other communications hereunder to a party  shall be in  writing  and shall be  deemed to have been  given (i) on the
Business  Day sent,  when  delivered  by hand or  facsimile  transmission  (with confirmation)  during normal business hours,  (ii) on the Business Day following the Business Day of sending,  if delivered by an overnight courier recognized as providing services  nationally in the United States, or (iii) on the third (3rd)
Business Day following  the Business Day of sending,  if mailed by registered or certified  mail  return  receipt  requested,  in each case to such  party at its address (or  number)  set forth  below or such other  address (or number) as the party may specify by notice to the other parties hereto.

                  If to the Purchaser, to:

                                    DirecPath Holdings, LLC
                                    c/o Hicks Holdings LLC
                                    100 Crescent Court, Suite 1200
                                    Dallas, Texas  75201
                                    Attention:  Chief Executive Officer
                                    Facsimile:  (214) 615-2254

                  with a copy to (which shall not constitute notice):

                                    Weil, Gotshal & Manges, LLP
                                    200 Crescent Court, Suite 300
                                    Dallas, Texas 75201
                                    Attention: S. Scott Parel
                                    Facsimile:  (214) 746-7777

                  If to the Seller, to:

                                    Blonder Tongue Laboratories, Inc.
                                    One Jake Brown Road
                                    Old Bridge, New Jersey  08857
                                    Attention:  James A. Luksch, Chief Executive Officer
                                    Facsimile:  732-679-3259

                     Membership Interest Purchase Agreement
                                       51

                  with a copy to (which shall not constitute notice):

                                    Stradley Ronon Stevens & Young, LLP
                                    2600 One Commerce Square
                                    Philadelphia, PA 19103-7098
                                    Attention:  Gary P. Scharmett, Esquire
                                    Facsimile:  (215) 564-8120
                  If to the Company, prior to Closing, to:

                                    BDR Broadband, LLC
                                    One Jake Brown Road
                                    Old Bridge, New Jersey  08857
                                    Attention:  James A. Luksch, Chief Executive Officer
                                    Facsimile:  732-679-3259

                  with a copy to (which shall not constitute notice):

                                    Stradley Ronon Stevens & Young, LLP
                                    2600 One Commerce Square
                                    Philadelphia, PA 19103-7098
                                    Attention:  Gary P. Scharmett, Esq.
                                    Facsimile:  (215) 564-8120
                  If to the Company, after Closing, to:

                                    BDR Broadband, LLC
                                    c/o Hicks Holdings LLC
                                    100 Crescent Court, Suite 1200
                                    Dallas, Texas  75201
                                    Attention:  Chief Executive Officer
                  with a copy to (which shall not constitute notice):

                                    Weil, Gotshal & Manges, LLP
                                    200 Crescent Court, Suite 300
                                    Dallas, Texas 75201
                                    Attention: S. Scott Parel
                                    Facsimile: (214) 746-7777

     9.4 Entire  Understanding;  No Third-Person  Beneficiaries.  This Agreement
(including  the  schedules  and  exhibits  hereto),  the Seller  Documents,  the
Purchaser  Documents and the Company  Documents  constitute the entire agreement

                     Membership Interest Purchase Agreement
                                       52

between the parties with  respect to the  transactions  contemplated  hereby and supersedes all prior agreements, written or oral, among the parties with respect
to  the  subject  matter  of  this  Agreement.   No  representation,   warranty,
inducement,  promise, understanding or condition not set forth in this Agreement has been made or relied on by any party in entering into this Agreement. Nothing in this  Agreement,  expressed or implied,  is intended to confer on any Person, other  than the  parties  hereto or their  respective  successors,  any  rights, remedies, obligations or liabilities.

     9.5 Assignment.  Neither this Agreement nor any of the rights, interests or obligations  hereunder  may be  assigned  by either of the  parties  (whether by operation of law or otherwise)  without the prior  written  consent of the other party hereto, and any purported assignment in violation of this Section 9.5 will be void;  provided,  that this Agreement  (including  the rights,  interests and obligations  hereunder)  may be assigned by each of the Seller and the Purchaser
(i) for the benefit of any of its respective  creditors as  collateral,  (ii) to any of its respective  Affiliates and (iii) to any Person  proposing to purchase all or substantially all of the assets or membership interests of the Company or the capital stock of the Seller,  respectively;  provided,  however, that in all cases,  such an  assignment  will not relieve the Purchaser or the Seller of its respective obligations under this Agreement.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     9.6 Specific  Performance.  Without  limiting or waiving in any respect any rights or remedies of a party under this Agreement now or hereafter  existing at law in equity or by  statute,  each of the parties  hereto  shall be entitled to such  specific  performance  of the  obligations  to be  performed  by the other parties,  including  the  Seller's  obligation  to  sell  the  Interests  to the
Purchaser  and the  Purchaser's  obligation to pay the Final  Purchase  Price to
Seller,  in  accordance  with the  provisions of this  Agreement.  Such remedies shall,  however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     9.7  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts,  each of which will constitute an original and all of which,  when taken  together,  will  constitute  one Agreement.  Any signature  pages of this
Agreement  transmitted  by  telecopier  will  have the same  legal  effect as an original executed signature page.

     9.8 Governing Law; Jurisdiction;  Waiver of Jury Trial. This Agreement, and
all claims or causes of action  (whether  in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation,  execution or performance  of this  Agreement  (including  any claim or cause of action  based upon,  arising out of or related to any representation or warranty made in or in connection  with  this  Agreement),  shall  be  governed  by  and  construed  in accordance  with the internal laws of the State of Delaware.  Any action against any party  relating  to the  foregoing  shall be brought in any federal or state court of competent  jurisdiction  located within the State of Delaware,  and the parties hereto hereby  irrevocably  submit to the non-exclusive  jurisdiction of any federal or state court  located  within the State of Delaware  over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by
Requirements  of Law, any objection  which they may now or hereafter have to the laying of venue of any such  action  brought  in such  court or any  defense  of inconvenient  forum for the  maintenance  of such  action.  EACH OF THE  PARTIES

                     Membership Interest Purchase Agreement
                                       53

HERETO HEREBY ACKNOWLEDGE, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHTS IT MAY
HAVE TO A TRIAL BY JURY IN  RESPECT  OF ANY  LITIGATION,  PROCEEDING,  CLAIM FOR
INDEMNIFICATION  OR OTHER CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER
OR IN CONNECTION  WITH THIS AGREEMENT AND ANY OF THE  TRANSACTIONS  CONTEMPLATED
HEREBY AND HEREBY AGREES THAT IT SHALL NOT SEEK TO  CONSOLIDATE  ANY SUCH ACTION
WITH ANY ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.

     9.9  Severability.  The  provisions  of  this  Agreement  shall  be  deemed severable and the  invalidity  or  unenforceability  of any provision  shall not affect the validity or enforceability of the other provisions hereof.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being  enforced,  (i) the parties  hereto  shall  negotiate  in good faith to modify  this  Agreement  so as to effect the  original  intent of the parties as closely as  possible  in an  acceptable  manner in order  that the  transactions contemplated  hereby are consummated as originally  contemplated to the greatest extent  possible and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected
by  such   invalidity  or   unenforceability,   nor  shall  such  invalidity  or
unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                     Membership Interest Purchase Agreement
                                       54

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                             BDR BROADBAND, LLC
                             By: /s/ James A. Luksch.
                                     Name: James A. Luksch
                                     Title: Member

                             SELLER:

                             BLONDER TONGUE LABORATORIES, INC.
                             By:/s/James A. Luksch
                                      Name: James A. Luksch
                                      Title: Chief Executive Officer

                             PURCHASER:

                             DIRECPATH HOLDINGS, LLC
                             By:/s/ Joseph B. Armes
                                      Name:James B. Armes
                                      Title: Executive Vice President and Secretary